UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No. )

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Krispy Kreme, Inc.
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2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

April 24, 2024

Dear Stockholders,

I am so excited for what is ahead of us at Krispy Kreme and our strategy is clear: To make our fresh doughnuts available in more places and to keep reminding people of the joy that is Krispy Kreme, not just to eat but to share and give to others.

We made great progress on this in 2023 with strong consumer demand and increased access to our fresh doughnuts in both existing and new markets around the world. We also improved profitability as we grew, demonstrating the productivity benefits of our unique Hub and Spoke operating model.

Here are several important 2023 performance results:

•	We reported strong financial results in 2023, delivering net revenue growth of 10.2% and organic revenue growth of 12.2%, driven by growth with all markets and channels growing sales.
•	We expanded profit margins by leveraging existing production hubs to support our growth, especially in the U.S., where operating leverage was strongest.
•

Our ongoing strategy is to scale the business efficiently by adding more fresh points of access. At the end of 2023, the number of places where you could buy our melt-in-your-mouth fresh doughnuts had grown 19.5% to 14,100.

In 2023, the brand delivered very impressive results, finishing the year with more than 40 billion media impressions reflecting how well Krispy Kreme’s fresh and innovative doughnuts resonated with the consumer.

Ecommerce continued to play a big role within our business, growing to 19.3% of retail sales, and we ended the year with 15 million loyalty members as well as important operational improvements to our website, app and in shop availability.

Operating in 39 countries, we successfully opened in seven new ones last year: Chile, Costa Rica, Ecuador, France, Jamaica, Kazakhstan and Switzerland. Notably, our Paris opening represented a record-breaking launch during the fourth quarter. This shop was our best performing shop worldwide on a sales basis in December.

The continued expansion of our Delivered Fresh Daily model increased profitability year-over-year with Adjusted EBITDA1 margin improving 10 basis points to 12.6%. During the year, we also scaled our supply chain, built a support team, added technology and new equipment, and enhanced field training to support the channel’s expansion.

At the end of 2023, we also published our inaugural Be Sweet Responsibility Report, which was a detailed, data-driven analysis of the brand’s progress and future goals tied to three key pillars of responsibility: Loving Our Krispy Kremers, Loving Our Communities, and Loving Our Planet. This represented our commitment to drive positive impact. For all of us at Krispy Kreme, being sweet is an ongoing mission, and we’ll keep striving to make a positive difference in the long-term.

[1]	See Appendix A for reconciliation of GAAP to Non-GAAP presentations.

Our Focus for 2024: A Bigger and Better Krispy Kreme

Krispy Kreme has started the year by continuing to expand availability of our doughnuts around the world including in our newer sales channels like club stores and quick service restaurants where we are creating operating leverage through distribution density and production utilization. We are also ensuring we have quality fresh doughnuts in every channel every day, offering new and exciting specialty premium doughnuts and updating our digital commerce capabilities. Together, these steps will result in high quality, profitable growth, and a bigger and better company.

I want to close by expressing my heartfelt gratitude again to my predecessor Mike Tattersfield for his passion, leadership, and dedication to our Krispy Kremers and the business during the last few years. It’s an honor and a privilege to lead this incredible team and company.

To our stockholders, thank you for your trust in our strategy and execution.

Josh Charlesworth

President and CEO

Krispy Kreme

Notice of 2024 Annual Meeting of Stockholders

To Our Stockholders,

Notice is hereby given that the virtual annual meeting of stockholders (the “Annual Meeting”) of Krispy Kreme, Inc., a Delaware corporation (“KKI”), will be held on June 18, 2024, at 10:00 a.m. ET. You can virtually attend the Annual Meeting online at www.proxydocs.com/DNUT or vote your shares electronically online at www.proxypush.com/DNUT or via telephone at 1-866-475-0865. Submit questions online during the meeting by visiting www.proxydocs.com/DNUT and entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

Items of Business

1.  To elect 11 directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified;

2.  To approve an advisory resolution regarding KKI’s executive compensation;

3.  To ratify the appointment of Grant Thornton LLP as KKI’s independent registered public accounting firm for fiscal year 2024; and

4.  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote: Stockholders of KKI common stock at the close of business on April 19, 2024. A list of stockholders will be accessible prior to the Annual Meeting upon request from the Corporate Secretary and during the Annual Meeting by visiting the meeting website referenced above.

Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to stockholders on or about April 24, 2024.

If your shares are held in the name of a bank, broker, or other nominee, follow the instructions you receive from your bank, broker, or other nominee on how to vote your shares.

Your vote is very important. To ensure your representation at the Annual Meeting, please complete and return the enclosed proxy card or submit your vote through the Internet or by telephone. Whether or not you plan to attend the meeting, we urge you to vote.

Catherine Tang

Corporate Secretary

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

Meeting Information
Date: Time:	June 18, 2024 10:00 a.m., Eastern time
Location:	Virtual Meeting www.proxydocs.com/DNUT
How to Vote
Via the Internet visit www.proxypush.com/DNUT
By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 18, 2024:

The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxydocs.com/DNUT by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

1	Proxy Summary

1	2024 Annual Meeting Information

1	Meeting Agenda and Voting Recommendations

1	Krispy Kreme – A Beloved Sweet Treat Brand

2	Fiscal Year 2023 Company Highlights

2	2024 Director Nominees

3	Corporate Governance Highlights

3	Key Executive Compensation Practices

3	Key Responsibility Commitments and Progress

4	Proposal 1: Election of Directors

4	Proposal Summary

4	Director Nomination Process

4	Board Composition, Qualifications and Diversity

5	Board Diversity Matrix

5	Director Independence

5	Director Nominees

11	Director Compensation Table

12	Corporate Governance Practices

12	Board Leadership Structure

12	Board Meetings

12	Committees

13	Remuneration and Nomination Committee Interlocks and Insider Participation

14	The Board’s Oversight Responsibilities

14	Board and Committee Evaluations

15	Code of Conduct

15	Be Sweet in All That We Do

20	Certain Relationships and Related Party Transactions

22	Delinquent Section 16(a) Reports

22	Where to Find More Information

22	Stockholder Outreach and Communications with the Board

23	Executive Officers

25	Proposal 2: Advisory Resolution to Approve Executive Compensation

26	Executive Compensation

26	Introduction

27	Compensation Discussion and Analysis (CD&A)

27	Our 2022 Stockholder Say-on-Pay Vote

27	Principles and Governance

29	Summary of Principal Compensation Elements – Design and Rationale

30	Fiscal 2023 Compensation

35	Other Benefits and Perquisites

35	Employment and Change in Control Arrangements

36	Insider Trading and Clawback Policies

36	Report of the Remuneration and Nomination Committee

37	Summary Compensation Table

38	Grants of Plan-Based Awards

39	Outstanding Equity Awards at Fiscal Year-End

41	Stock Options Exercised and Stock Vested

Pension Benefits

42	Equity Treatment Upon Termination Scenarios

43	Potential Payments Upon Termination or Change in Control

44	Securities Authorized for Issuance Under Equity Compensation Plans

45	CEO Pay Ratio

46	Pay vs. Performance

46	Pay vs. Performance Table

47	Compensation Actually Paid Table

47	Relationship Between Pay and Performance

48	Tabular List of Financial Performance Measures

49	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

49	Independent Registered Public Accounting Firm’s Fees

50	Report of the Audit and Finance Committee

51	Ownership of Our Equity Securities

51	Directors and Executive Officers

52	Beneficial Owners of More than 5% of Our Common Stock

53	Other Matters

58	Appendix A – Non-GAAP Financial Measures

58	Reconciliation of Non-GAAP Financial Measures

2024 Proxy Statement

Proxy Summary

This summary highlights certain information regarding KKI’s evolution, performance, corporate governance, and compensation practices. Stockholders are encouraged to read the entire Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 carefully before voting.

2024 Annual Meeting Information

Meeting Information		How to Vote
Date: Time:	June 18, 2024 10:00 a.m., Eastern Time	Via the Internet visit www.proxypush.com/DNUT
Location:	Virtual Meeting www.proxydocs.com/DNUT	By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 18, 2024:

The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxydocs.com/DNUT by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

Meeting Agenda and Voting Recommendations

Proposal	Board’s Voting Recommendation	Page Reference

1. Election of Directors	FOR	4
2. Advisory Resolution to Approve KKI’s Executive Compensation	FOR	25
3. Ratification of Grant Thornton LLP’s Appointment as KKI’s Independent Auditor for 2024	FOR	49

Krispy Kreme—A Beloved Sweet Treat Brand

Krispy Kreme, Inc. (“KKI”) and its subsidiaries (collectively, the “Company” or “Krispy Kreme”) is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in 39 countries through its unique network of fresh Doughnut Shops, partnerships with leading retailers, and a rapidly growing E-commerce and delivery business with more than 14,000 Global Points of Access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities, and the planet.

2024 Proxy Statement | 1

PROXY SUMMARY

Fiscal Year 2023 Company Highlights

Fiscal Year 2023 Company Highlights

•

KKI reported strong financial results for the year ended December 31, 2023 with net revenue growing 10.2% and organic revenue growing 12.2%, driven by continued and successful execution of our omni-channel growth strategy globally, high impact brand activations, and product premiumization efforts.

•

We saw Net Loss of $36.6 million, due to increased interest expenses and depreciation and amortization expenses, reflective of a higher interest rate environment and added assets to support our omni-channel expansion.

•

We improved profitability as we grew, demonstrating the productivity benefits of our unique Hub and Spoke operating model. Adjusted EBITDA increased 11.0%, with margin expansion of 10 basis points year over year. See Appendix A for a reconciliation of GAAP to non-GAAP results.

•

We sold nearly 1.6 billion fresh doughnuts in 2023, expanded our omni-channel model to more than 14,100 Points of Access, grew Ecommerce to 19.5% as a percentage of retail sales, and opened in seven new countries: Chile, Costa Rica, Ecuador, France, Jamaica, Kazakhstan, and Switzerland.

2024 Director Nominees

NAME	PRINCIPAL OCCUPATION	YEARS OF SERVICE	INDEPENDENT	AUDIT & FINANCE	REMUNERATION & NOMINATION	# OF PUBLIC CO. BOARDS (incl. KKI)

Joshua Charlesworth	President and Chief Executive Officer of KKI	<1				1

Olivier Goudet	Senior Investment Advisor, JAB Holding Company	7				3

Marissa Andrada	Former Chief Diversity, Inclusion and People Officer of Chipotle Mexican Grill	2	✓		Chair	1

David Bell	Senior Partner of JAB Holding Company	7				1

Patricia Capel	Partner at JAB Holding Company					1

David Deno	Chief Executive Officer of Bloomin’ Brands, Inc.	7	✓	Chair		2

Paul Michaels	Former Chief Executive Officer of Mars, Incorporated	6	Lead	✓	✓	2

Gerhard Pleuhs	Former Executive Vice President & General Counsel, Mondelez International, Inc.	1	✓	✓	✓	1

Debbie Roberts	Executive Vice President, Chief Operating Officer of Panera Bread Company	3				2

Philip Telfer	Former Corporate Finance Staff Officer, Mars Asia Pacific	1	✓	✓		1

Michelle Weese	Executive VP of Corporate Affairs, Novartis AG	3	✓			1

2 | Krispy Kreme, Inc.

PROXY SUMMARY

Corporate Governance Highlights

Corporate Governance Highlights

Board Diversity and Independence

•	The Board has a majority of independent and non-employee directors (6 of 11)
•	The Board’s Audit and Finance Committee (the “Audit Committee”) and Remuneration and Nomination Committee (the “Remuneration Committee”) are composed solely of independent directors
•	The Lead Independent Director is a strong position with clearly defined and robust responsibilities
•	The Board has three female directors
•	The Board’s non-employee directors and independent directors meet regularly in executive session
•	Two nominees are affiliated with our largest stockholder, JAB Holdings B.V. (“JAB”), which owns 44.4% of our common stock through its affiliate
•	The Remuneration and Nomination Committee designs and reviews our executive compensation program to encourage, reinforce, and reward delivery of stockholder value

Board Practices

•	Annual election of all directors
•	Annual Board and Committee evaluations
•	Regular executive sessions of independent directors
•	Directors limited to serving on no more than four public company boards (including KKI)

Oversight of our Risk, Strategy, Ethics, and Responsibility

•	Full Board responsible for risk oversight, with specific areas delegated to relevant Board committees
•	Code of Conduct applies to all directors, officers, and employees
•	Adoption by the Board of Corporate Governance Principles
•

Full Board and Global Leadership Team (“GLT”) share oversight of the Company’s responsibility of Environmental, Social and Governance strategy, which we refer to as our “Responsibility,” and the related long-term goals and commitments

•	Full Board approves and oversees strategy, in partnership with management
•	GLT develops the strategic plan, reflects on guidance and expectations set by the Board, and executes on strategy and tactics
•	Full Board receives at least two management reports annually on Responsibility progress

Key Executive Compensation Practices

•	Strong pay-for-performance philosophy designed to link pay delivery to Company’s financial and market performance
•	Significant levels of direct investment and stock ownership required for all executives
•	Lengthy vesting periods for all equity awards
•	Independent compensation consultant reporting to the Remuneration Committee
•	No tax gross ups for regularly recurring personal expenses
•	Incentives do not encourage excessive risk taking
•	Clawback policy applicable to all incentive compensation programs
•	Double-trigger vesting upon a change in control
•	Hedging is prohibited
•	Minimal perquisites

Key Responsibility Commitments and Progress

•	Focused on achieving gender parity across our global Company-operated markets
•	Established a Global Belonging Strategy and expanded our U.S. employee resource groups (“ERGs”) to six from four
•	Raised more than $43 million globally through our FUNdraising programs to support local causes and organizations in fiscal year 2023
•	Reached 45% of our goal to use 100% cage-free eggs by 2025
•	Committed to progressing on buying palm oil that supports the production of sustainable palm oil
•	Collected Scopes 1 and 2 of our greenhouse gas (“GHG”) emissions data for the last three fiscal years and collecting data for Scope 3 emissions

2024 Proxy Statement | 3

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board recommends that you vote “FOR” the election of all director nominees

Proposal Summary

The Board has nominated the 11 candidates named in this proposal for election as directors at the Annual Meeting. Directors are elected annually and serve until their term expires at the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. For each director nominee to be approved, votes cast “FOR” each nominee must exceed votes cast “AGAINST” such nominee. A failure to vote, a broker non-vote or an abstention will not be counted as having been voted on the applicable nominee, and therefore will have no effect on the vote, assuming a quorum is present.

Our Board is currently comprised of 11 directors consisting of Olivier Goudet (Chair), Marissa Andrada, David Bell, Joshua Charlesworth, David Deno, Paul Michaels, Gerhard Pleuhs, Debbie Robers, Michael Tattersfield, Philip Telfer, and Michelle Weese. Mr. Tattersfield will not be standing for re-election at the Annual Meeting and the Board has nominated Patricia Capel.

Director Nomination Process

The Board is responsible for nominating the Company’s director candidates, with assistance in identifying and recommending nominees from the Remuneration Committee. The Remuneration Committee uses a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Remuneration Committee through management, current Board members, stockholders, or other sources.

Members of the Remuneration Committee, the Lead Independent Director of the Board (the “Lead Director”) and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates. The Remuneration Committee reviews the background of all potential nominees and determines whether they individually possess the personal and professional attributes necessary to be a director. Any feedback obtained through the Board’s annual self-evaluation process with respect to the ability of individual directors to contribute to the Board is also considered in connection with the nomination process. The Remuneration Committee will also consider director nominations by a stockholder made pursuant to the procedures set forth in our Amended and Restated By-Laws (the “By-Laws”) relating to stockholder nominations.

At the end of 2023, Ms. Rochet tendered her resignation to the Board and, with the change in our CEO, the Board elected Mr. Charlesworth.

Board Composition, Qualifications and Diversity

The Board is committed to the ongoing review of Board composition and regularly discusses the skills and characteristics required of KKI directors in the context of the current makeup of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Remuneration Committee also reviews the collective experience of the Board and makes recommendations to the Board regarding the appropriate mix of skillsets, qualifications, and attributes of the Board as a whole.

The Board seeks candidates with diverse personal backgrounds and experiences and who are committed to active participation, fresh perspectives and providing constructive feedback to management. Our Board prioritizes candidates with proven executive leadership capabilities; consumer product industry expertise; strategic planning experience; financial and accounting skills; and corporate governance, regulatory and risk management experience. With respect to diversity, the Board may consider such factors as diversity in viewpoint, professional experience, education, international experience, skills and other individual qualifications and attributes that contribute to board diversity, including characteristics such as age, gender, race, and national origin. Specific attributes of our 2024 director nominees are summarized below.

4 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Independence

Board Diversity Matrix

For the 11 directors serving as of April 24, 2024, and nominated to serve until the 2025 annual meeting of stockholders:

Gender Self-Identification	Female	Male	Non-Binary	Did Not Disclose
Directors	3	8
Demographic Self-Identification
African American or Black	1
Alaskan Native or Native American
Asian	2
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander	1
White		8
Two or More Races or Ethnicities	1	1
LGBTQ+
Prefer not to disclose demographic background

Director Independence

Our board of directors (the “Board”) has determined that Ms. Andrada, Mr. Deno, Mr. Michaels, Mr. Pleuhs, Mr. Telfer, and Ms. Weese are “independent directors” as defined under the listing requirements of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the listing requirements of Nasdaq, in the case of members of the Audit Committee and Remuneration Committee, our Board has also affirmatively determined that such members also satisfy the separate independence requirements and standards imposed by the Securities and Exchange Commission (the “SEC”) and Nasdaq for Audit Committee members and by the SEC, Nasdaq, and the IRS for Remuneration Committee members.

There are no family relationships among any of our directors or executive officers.

Director Nominees

JOSHUA CHARLESWORTH PRESIDENT AND CHIEF EXECUTIVE OFFICER, KKI

Age 49 Director Since 2024 Committee Membership: • N/A

Biographical Information

Josh Charlesworth has served as a member of the Board of Directors and our President and Chief Executive Officer since January 2024. He served as our Global President from June 2022 to December 2023 and our Chief Operating Officer from May 2019 to December 2023. Mr. Charlesworth served as our Chief Financial Officer from April 2017 to January 2023 and our Corporate Secretary from July 2018 to August 2020. Prior to joining Krispy Kreme, Mr. Charlesworth held various leadership positions at Mars, Incorporated. He most recently served as Global Chief Financial Officer of Mars Chocolate from January 2015 to April 2017.

Qualifications

Mr. Charlesworth holds a B.Sc. in Economics from the London School of Economics and is a member of the Chartered Institute of Management Accountants. We believe Mr. Charlesworth’s extensive executive-level experience in the food and retail industries, as well as his role as our CEO, qualifies him to serve on our Board.

2024 Proxy Statement | 5

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

OLIVIER GOUDET SENIOR INVESTMENT ADVISOR, JAB HOLDING COMPANY

Age 59 Director Since 2016 Committee Membership: • N/A

Biographical Information

Olivier Goudet has served as a member of the Board since September 2016 and as Chairman since May 2017. Mr. Goudet is currently a Senior Investment Advisor at JAB Holding Company, where he was previously Managing Partner and Chief Executive Officer from 2012 to 2023. He is also currently the Chairman of the board of directors of JDE Peets (AMS: JDEP) and a member of the board of directors of Keurig Dr. Pepper (NASDAQ: KDP), Coty Inc. (NYSE: COTY), and several other JAB controlled Companies. Mr. Goudet is the former Executive Vice President and Chief Financial Officer of Mars, Inc. and has served as an independent advisor to the of Mars Board of Directors. Mr. Goudet began his career at Mars, Inc. serving on the finance team of its French business and held several senior executive positions at the VALEO Group, including Group Finance Director.

Qualifications

Mr. Goudet holds a degree in Engineering from l’Ecole Centrale de Paris and graduated from the ESSEC Business School in Paris with a major in Finance. We believe that Mr. Goudet’s extensive financial expertise and senior executive experience, as well as significant governance and oversight experience attained through his tenure as a director of several public companies, qualifies him to serve on our Board.

MARISSA ANDRADA FORMER CHIEF DIVERSITY, INCLUSION AND PEOPLE OFFICER, CHIPOTLE MEXICAN GRILL

Age 56 Director Since 2022 Committee Membership: • Remuneration

Biographical Information

Marissa Andrada has served as a member of our Board since February 2022. Ms. Andrada served as Chief Diversity, Inclusion and People Officer of Chipotle Mexican Grill (NYSE: CMG, “Chipotle”) from July 2020 to August 2022. She served as Chipotle’s Chief People Officer from April 2018 to June 2020. Prior to joining Chipotle, Ms. Andrada served as Senior Vice President of Human Resources & Chief Human Resources Officer of Kate Spade & Company/tapestry (Coach, Inc.) from July 2016 to October 2017. From November 2010 to March 2016, she held various Senior Vice President positions at Starbucks Coffee Company (NASDAQ: SBUX). She has also served in the head of human resources role with various other companies, including GameStop Corporation (NYSE: GME) and Red Bull North America, Inc.

Qualifications

Ms. Andrada holds an M.B.A. from Pepperdine University and a B.S. in Business Administration from California State Polytechnic University at Pomona. We believe that Ms. Andrada’s significant experience in the quick service restaurant and retail industries qualifies her to serve on our Board.

6 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

DAVID BELL SENIOR PARTNER, JAB HOLDING COMPANY

Age 52 Director Since 2016 Committee Membership: • N/A

Biographical Information

David Bell has served as a member of our Board since September 2016. Mr. Bell is currently a Senior Partner at JAB Holding Company, where he joined as a Partner in 2012. Prior to that, Mr. Bell held various positions in corporate development and corporate strategy at Mars, Incorporated from 2008 to 2012. Mr. Bell also held various positions at Goldman Sachs, including serving as Vice President, from 2000 to 2008. Prior to that, Mr. Bell served as an associate at Perseus, L.L.C. from 1996 to 1998 and Senior Auditor at PricewaterhouseCoopers LLC from 1993 to 1996. Mr. Bell is also currently a member of the board of directors of Panera Bread Company, JAB Holding Company, and NVA Management LLC.

Qualifications

Mr. Bell holds a B.S. in Commerce from the University of Virginia and an MBA from the Wharton School at the University of Pennsylvania. We believe that Mr. Bell’s significant financial and industry experience qualifies him to serve on our Board.

PATRICIA CAPEL PARTNER, JAB HOLDING COMPANY

Age 51 Director Nominee Committee Membership: • N/A

Biographical Information

Patricia Capel previously served as a member of the Board of Directors from April 2021 to September 2022. Ms. Capel is currently a Partner at JAB. Prior to joining JAB in March 2021, Ms. Capel held various positions at Anheuser Busch Inbev, including serving as Business President for Andina from January 2019 to March 2021, Integration Vice President from August 2016 to December 2018 and Vice President of Global People from 2011 to July 2016. Prior to her over 25-year tenure at Anheuser Busch Inbev and Ambev, Ms. Capel held positions at PricewaterhouseCoopers LLC and Cargill Argicola SA. Ms. Capel is currently a member of the board of directors of JDE Peets (AMS:JDEP), Panera Brands, and several JAB-controlled companies.

Qualifications

Ms. Capel holds a Bachelor’s degree in Business Administration from Universidade de Sao Paulo, and an M.B.A. from Business School Sao Paulo. We believe that Ms. Capel’s significant experience with global companies and expertise in the consumer products industry qualifies her to serve on our Board of Directors.

2024 Proxy Statement | 7

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

DAVID DENO CHIEF EXECUTIVE OFFICER, BLOOMIN’ BRANDS, INC.

Age 66 Director Since 2016 Committee Membership: • Audit

Biographical Information

David Deno has served as a member of our Board since September 2016. Mr. Deno currently serves as Chief Executive Officer and a member of the Board of Directors of Bloomin’ Brands, Inc. (NASDAQ: BLMN, “Bloomin’ Brands”). Prior to March 2019, Mr. Deno served as the Chief Financial and Administrative Officer of Bloomin’ Brands from 2012 to 2019. Mr. Deno’s career has included more than 15 years in senior level operations and financial positions at PepsiCo, Inc. (NASDAQ: PEP) and YUM! Brands, Inc. (NYSE: YUM, formerly a subsidiary of PepsiCo).

Qualifications

Mr. Deno holds a B.A. in Economics and Political Science from Macalester College and an M.B.A. from the University of Michigan. We believe that Mr. Deno’s experience working with global brands in the consumer products industry, extensive management experience and deep understanding of financial control matters qualifies him to serve on our Board.

PAUL MICHAELS FORMER CHIEF EXECUTIVE OFFICER, MARS, INC.

Age 72 Director Since 2017 Committee Membership: • Audit • Remuneration

Biographical Information

Paul S. Michaels has served as a member of our Board since May 2017 and serves as Lead Independent Director and Vice Chairman. Mr. Michaels served as the Chief Executive Officer of Mars from 2004 to January 2015. Before joining Mars, Mr. Michaels spent 15 years at Johnson & Johnson (NYSE: JNJ) in multiple consumer divisions. Since his retirement he has actively participated as an independent director on the following boards: Coty Inc. (NYSE: COTY) from June 2015 to December 2020, Dyla LLC since January 2018, Compassion First Vet Hospitals from May 2019 to December 2020, and Keurig Dr. Pepper Inc. (NASDAQ: KDP) since July 2018.

Qualifications

Mr. Michaels holds a B.A. from the University of Notre Dame. We believe that Mr. Michaels’ expertise and creativity in launching, building, and supporting global brands in the consumer products industry and his extensive executive experience with complex multinational consumer product organizations qualifies him to serve on our Board.

8 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

GERHARD PLEUHS FORMER EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL, MONDELEZ INTERNATIONAL, INC.

Age 67 Director Since 2022 Committee Membership: • Audit • Remuneration

Biographical Information

Gerhard W. Pleuhs has served as a member of our Board since June 2022. Mr. Pleuhs was the Executive Vice President Corporate and Legal Affairs and General Counsel for Mondelez International, Inc. (NASDAQ: MDLZ, “MDLZ”). In this role, he oversaw MDLZ’s communications, sustainability, and public and government affairs teams as well as the legal, corporate secretarial, compliance, and security functions until his retirement in 2021. During his tenure, he served as a director on several Boards, including the Supervisory Board Kraft Foods Deutschland Holding GmbH (President from 2008-2015), Dong Suh Foods Corporation in Seoul, Korea, JDE Peet’s N.V. (AMS: JDEP), Keurig Dr. Pepper, Inc. (NASDAQ: KDP), and Panera Brands, Inc.

Qualifications

Mr. Pleuhs holds a law degree from the Christian-Albrechts-University of Kiel, Germany. We believe that Mr. Pleuhs’ expertise in corporate governance, compliance, and risk management, as well as his knowledge of the global food retail industry qualifies him to serve on our Board.

DEBBIE ROBERTS EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER, PANERA BREAD COMPANY

Age 59 Director Since 2021 Committee Membership: • N/A

Biographical Information

Debbie Roberts has served as a member of our Board since April 2021. Ms. Roberts currently serves as Executive Vice President and Chief Operating Officer of Panera Bread, a position she has held since September 2020. Before joining Panera, Ms. Roberts held various roles at McDonald’s Corporation (NYSE: MCD) since 1990. Most recently at McDonald’s Ms. Roberts served as the President Northeast Zone from December 2014 to December 2016, and the President East Zone from January 2016 to April 2018. She currently serves as a member of the Board of RLI Insurance Company (NYSE:RLI).

Qualifications

Ms. Roberts holds a B.S. in Accounting from University of Illinois Urbana-Champaign. We believe that Ms. Roberts’ extensive management experience in the food and beverage industry and financial expertise qualifies her to serve on our Board.

2024 Proxy Statement | 9

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

PHILIP TELFER FORMER CORPORATE FINANCE STAFF OFFICER, MARS ASIA PACIFIC

Age 58 Director Since 2022 Committee Membership: • Audit

Biographical Information

Philip Telfer has served as a member of our Board since September 2022. Mr. Telfer held senior finance and leadership roles with Mars, Incorporated, including as the Vice President, Finance for Mars Australia/New Zealand, and then the Corporate Finance Staff Officer for Mars Asia Pacific from 2003 to 2011. Prior to joining Mars, Mr. Telfer held finance executive roles with Jardine Matheson Group (OTCMKTS: JMHLY) in Hong Kong, Thailand, and Singapore. Mr. Telfer is currently a private investor based in Australia.

Qualifications

Mr. Telfer holds a Bachelor of Commerce from the University of New South Wales, Australia. We believe that Mr. Telfer’s expertise in global financial management and the food retail industry qualifies him to serve on our Board.

MICHELLE WEESE EXECUTIVE VP OF CORPORATE AFFAIRS, NOVARTIS AG

Age 53 Director Since 2020 Committee Membership: • N/A

Biographical Information

Michelle Weese has served as a member of our Board since December 2020. Ms. Weese currently serves as the Executive Vice President of Corporate Affairs for Novartis AG, a Swiss multinational pharmaceutical corporation based in Basel, Switzerland, a position she has held since July 2023. Prior, Ms. Weese served as Chief Corporate Affairs Officer for Bristol Myers Squibb (NYSE: BMY), a position she has held since June 2021. Before joining Bristol Myers Squibb, from January 2019 to March 2021, Ms. Weese served as the General Secretary North America and member of the North American executive team at France-based Danone (OTCMKTS: DANOY), a $30B food and beverage company and largest certified B-Corp in the world. Prior to Danone, Ms. Weese was the Chief Executive Officer of Stratigence, LLC, a management consulting agency, from 2009 to 2019. Prior to creating Stratigence, Ms. Weese was the Global Head of Corporate Communications for Mars, Incorporated across all brands and businesses. In her more than a decade at Mars, she also served as Senior Vice President of Corporate Affairs North America and held a seat on the North American management team across all brands and divisions.

Qualifications

Ms. Weese holds a B.A. in Journalism from Georgia State University. We believe that Ms. Weese’s significant management and finance experience gained through senior leadership positions at several major corporations qualifies her to serve on our Board.

10 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Compensation Table

Director Compensation Table

The following table sets forth information regarding non-employee director compensation during fiscal year 2023. We pay four primary components of compensation to our non-employee directors: an annual cash retainer, committee retainer, committee chair retainer, and equity grants in the form of time vesting RSUs that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% on the fifth anniversary of the grant date. Equity treatment upon a termination of director service is generally as described under “Equity Treatment Upon Termination Scenarios” below, except that references to employment are replaced with references to engagement and retirement is generally defined as a termination, other than for cause, after attaining the age of 70 or such other mandatory retirement age set by the Board. Board members may from time to time receive fees for service on ad hoc committees. Each such director will also be entitled to reimbursement for all out-of-pocket expenses of such director in attending each meeting of the Board and any committee thereof.

Retainer ($)
Annual retainer for service on the Board:
Chairman	$200,000
Lead Independent Director	$80,000
Audit & Finance Committee Chair	$75,000
Remuneration & Nomination Committee Chair	$70,000
Non-executive Directors	$60,000
Additional annual retainers:
Committee members	$5,000

Annual Equity Grant ($ of Fair Market Value at Grant Date)
Chairman	$255,000
Other Board members	$100,000

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Olivier Goudet	200,000	255,010	455,010
Marissa Andrada	70,000	100,000	170,000
David Bell	60,000	100,000	160,000
David Deno	75,000	100,000	175,000
Paul Michaels	90,000	100,000	190,000
Gerhard Pleuhs	70,000	100,000	170,000
Debbie S. Roberts	60,000	100,000	160,000
Lubomira Rochet (1)	60,000	100,000	160,000
Philip Telfer	65,000	100,000	165,000
Michelle Weese	60,000	100,000	160,000

(1)	Ms. Rochet resigned from the Board effective December 31, 2023.

2024 Proxy Statement | 11

CORPORATE GOVERNANCE PRACTICES

KKI is committed to strong corporate governance policies and practices. The governance practices highlighted below are reflected in our By-Laws and our committee charters, as applicable.

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board selects and advises the Company’s officers, assigns to them responsibility for management of the Company’s business, and monitors their performance. The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles are driven by the needs of the Company, and that, depending on the circumstances, a different leadership model might be appropriate. As a result, the Company does not currently have a policy requiring either the combination or separation of leadership roles, but the Board periodically evaluates this structure and determines whether to separate the roles based upon the circumstances, which maintains flexibility based on the Company’s needs. The Board has determined that the current leadership structure, consisting of separate Chairman and CEO roles with a Lead Director, is appropriate given our continued development as a public company.

Lead Independent Director

The Lead Director’s responsibilities include:

•	presiding at any meetings of the Board at which the Chairman is not present;
•	chairing executive sessions of the non-employee or independent directors;
•	serving as a liaison between the independent directors and the Chairman and otherwise facilitating communications among members of the Board;
•	providing input to the Chairman on meeting agendas, schedules and other information sent to the Board;
•	being available for consultation with investors, regulators, or other significant stakeholders; and
•	assisting the Remuneration Committee with evaluating Board and management performance.

Less formally, the Lead Director acts as a “sounding board” and advisor to the Chairman and CEO and seeks to facilitate healthy discussion and open dialogue among other directors both inside and outside of the boardroom.

Board Meetings

Our Board met five times during 2023. During each director’s term, each director attended at least 75% of the meetings of the Board and committees on which such director served that were held during 2023. Directors are also expected to attend the annual meetings of stockholders. All directors serving at the time attended the 2023 annual meeting of stockholders.

In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings and educational sessions with the Chairman and CEO, members of senior management and others as appropriate regarding relevant matters.

Committees

The Board’s standing committees, their membership and the number of meetings held in 2023 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at https://investors.krispykreme.com/governance/governance-documents/default.aspx.

•	All members of the Audit Committee and Remuneration Committee satisfy the standards of independence applicable to members of such committee, including Nasdaq listing standards.
•

All members of the Audit Committee meet the financial literacy requirements under Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Deno, the Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of the SEC rules and has financial sophistication in accordance with Nasdaq listing standards. No Audit Committee member received any payments in 2023 from us other than compensation for service as a director.

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CORPORATE GOVERNANCE PRACTICES

Committees

•	The Board has determined that all members of the Remuneration Committee are “non-employee” directors as defined under Rule 16b-3 under the Exchange Act.

Committees of the Board of Directors

We have established the following committees of our Board:

Audit and Finance Committee

The Audit Committee, among other things:

•

Oversees the integrity of the Company’s financial reporting process and systems of internal controls, including the integrity of the Company’s financial statements, in consultation with independent auditors and the Company’s legal, accounting, and internal audit departments.

•	Oversees compliance with KKI’s Code of Conduct and laws and regulations.
•	Oversees the independence, qualifications and performance of the Company’s independent auditors and internal audit department.
•	Investigates any matter relating to the Company’s accounting, auditing, internal control, or financial reporting practices brought to its attention.
•	See also “Report of the Audit and Finance Committee.”

The members of the Audit Committee are Messrs. Deno, Michaels, Pleuhs, and Telfer. Mr. Deno is the Chair of our Audit Committee. Our Board has affirmatively determined that each of Messrs. Deno, Michaels, Pleuhs, and Telfer meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the corporate governance standards of Nasdaq. Our Board has determined that each director appointed to the Audit Committee is financially literate, and our Board has determined that Mr. Deno satisfies the criteria adopted by the SEC to serve as an “audit committee financial expert.”

The Audit Committee held six meetings in 2023.

Remuneration and Nomination Committee

The Remuneration Committee, among other things:

•	Assists the Board in discharging its responsibilities relating to executive compensation and oversight of the Company’s executive remuneration plans, policies, and programs.
•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company.
•	Advises the Board with respect to the size, structure, composition, and functioning of the Board and its committees.
•	Reviews the corporate governance principles and recommends changes to the Board as appropriate.
•	Oversees the evaluation of the Board and management performance.
•	Reviews potential conflicts of interest and independence of directors and management of the Company.
•	Consults with an independent compensation consultant to determine market competitiveness and appropriateness of executive compensation.
•	See also “Compensation Discussion and Analysis” for information regarding the processes and procedures followed by the Remuneration Committee in considering and determining executive compensation.

The members of the Remuneration Committee are Ms. Andrada and Messrs. Michaels and Pleuhs. Ms. Andrada is the Chair of our Remuneration Committee. Our Board has affirmatively determined that Ms. Andrada and Messrs. Michaels and Pleuhs each meet the definition of “independent director” for purposes of serving on the Remuneration Committee under the corporate governance standards of Nasdaq. All members of our Remuneration Committee are “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act.

The Remuneration Committee held four meetings in 2023.

Remuneration and Nomination Committee Interlocks and Insider Participation

No member of our Remuneration Committee is or has been one of our officers or employees, and none has any relationship with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, Remuneration Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Remuneration Committee.

2024 Proxy Statement | 13

CORPORATE GOVERNANCE PRACTICES

The Board’s Oversight Responsibilities

The Board’s Oversight Responsibilities

The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

The Board has a majority of independent and non-employee directors. Six of the 11 director nominees are independent under Nasdaq’s listing rules, and 10 of the 11 director nominees are non-employee directors. All of the Company’s directors are elected annually.

•

The Board’s Audit Committee and Remuneration Committee are composed solely of independent directors. Each of the Audit Committee and the Remuneration Committee is composed solely of independent directors. The committees provide independent oversight of management.

•

The Board’s non-employee directors and independent directors meet regularly in executive session. The non-employee directors meet regularly in executive session without management present and, consistent with Nasdaq listing rules, the independent directors also meet regularly in executive session. These sessions are chaired by the Lead Director.

•	The Board reviews and approves the Annual Operating Plan. Management presents the Company’s strategy and analysis for the year ahead in alignment with long-term goals and objectives.

Board Oversight of Risk

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with management key areas of material risk to the Company. Annually, the Board reviews and provides input on the Company’s enterprise risk management assessment. The Board primarily oversees matters related to strategic, operational, financial, and legal risks. The Audit Committee oversees matters of financial, legal, and compliance risk, including cybersecurity matters. The Remuneration Committee addresses risks related to compensation and other talent-related matters, as well as risks associated with Board independence and governance. Committees report to the full Board regarding their respective considerations and actions.

Board Oversight of Responsibility

KKI uses an integrated governance structure to oversee, develop, and execute the Company’s Responsibility strategy to act responsibly and be a force for positive impact. The full Board is responsible for oversight, input, and guidance on long-term goals and commitments. The Company’s executive leaders help guide and develop these corporate responsibility programs and provide regular updates, at least twice annually, to the Board on progress toward our goals. The Be Sweet Working Group, which includes executive leaders, has direct responsibility for driving the strategy, operational development, and execution of Responsibility initiatives. In 2023, the Company hired three key roles to build our Responsibility engine: Global Sustainability Lead, Global Belonging, Diversity, Equity, Inclusion and Accessibility Lead, and a VP, Global Corporate Communications & Partnership Engagement. Focus areas for the Company in 2023 included, among other things, diversity and inclusion, equity and access, food waste reduction, community engagement, responsible sourcing, sustainable packaging, energy use, and GHG emissions.

We are committed to transparency and information sharing in corporate responsibility and other Responsibility topics that impact our Company. We have published the Company’s first report on Responsibility initiatives in late fiscal year 2023.2

Board and Committee Evaluations

The Board, as well as each committee, will conduct an annual self-evaluation to assess its performance. All directors will participate in the formal evaluation process, responding to written questions designed to elicit information to be used in improving Board and committee effectiveness. Director feedback will be solicited from the formal self-evaluation process and shared verbatim on an anonymous basis with the entire Board and committee and, where appropriate, addressed with management. In response to feedback from the evaluation process, our Board and committees will work with management to take concrete steps to improve our policies, processes, and procedures to further Board and committee effectiveness.

[2]	Our Be Sweet Responsibility Report is not incorporated by reference into this Proxy Statement or in any other Securities and Exchange Commission filing we make under the Exchange Act.

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CORPORATE GOVERNANCE PRACTICES

Code of Conduct

Code of Conduct

We are dedicated to earning the trust of our customers and investors, and our actions are guided by the principles of honesty, trustworthiness, integrity, dependability, and respect. The Board has adopted a Code of Conduct that applies to all employees, officers, and directors. All employees and all Board members are required to acknowledge the Code of Conduct upon hire and will participate in annual training and certifications. Key members of global management participate in quarterly Code of Conduct certifications.

Our Code of Conduct is posted on our website at https://investors.krispykreme.com/ir-home/. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K or applicable stock exchange rules regarding any amendment to, or waiver from, a provision of the Code of Conduct for our senior financial officers, including the chief executive officer, either by posting such information on our website at https://investors.krispykreme.com/governance/governance-documents/default.aspx or by filing a Current Report on Form 8-K with the SEC.

Be Sweet in All That We Do

OUR RESPONSIBILITY: BEING SWEET

We strive to Be Sweet and Inspire Engagement in all that we do to fulfill our purpose of touching and enhancing lives through the joy that is Krispy Kreme. In 2021, we completed our first materiality assessment to determine the Responsibility priorities that are most important to our investors, customers, employees, and communities. By incorporating Responsibility principles into how we do business and our day-to-day operations, we address those issues that matter most.

We believe this has great ability to create positive change and joy, allowing us to strengthen our business and culture.

In 2023, we published our first Be Sweet Responsibility Report, which begins to align with the Task Force on Climate-related Financial Disclosures (TCFD) and with the UN Sustainable Development Goals (UN SDGs).3

OUR BE SWEET STRATEGY

To achieve our goal to be the most loved sweet treat brand in the world, we understand that our actions must be socially and environmentally responsible. Our Be Sweet Strategy encompasses our approach in addressing Responsibility matters that are most important to us and our stakeholders. This strategy is a core element of our long-term growth strategy and reflects our unwavering commitment to becoming a responsible steward for both the environment and society. Built around three core pillars and our governance model, our Be Sweet Strategy serves as our framework to achieve a more sustainable and inclusive future:

(1) Loving Our Krispy Kremers, (2) Loving Our Communities, (3) Loving Our Planet, and (4) Governance & Oversight.

[3]	Our Be Sweet Responsibility Report is not incorporated by reference into this Proxy Statement or in any other Securities and Exchange Commission filing we make under the Exchange Act.

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CORPORATE GOVERNANCE PRACTICES

Be Sweet in All That We Do

BE SWEET RESPONSIBILITY OVERSIGHT

We have developed a governance structure that integrates our Be Sweet Strategy across all business functions, ensuring that we pursue long-term business goals responsibly and drive positive impact simultaneously for society and the environment. The full Board oversees our Be Sweet Strategy, providing guidance and strategic recommendations to our management team. Two executive sponsors, who are also members of the Global Leadership Team, along with other key functional leaders, report progress to the Board semi-annually. The executive sponsors guide the Be Sweet Working Group, which is led by our Global Sustainability Lead, and includes representation from across our global markets and corporate functions. The Be Sweet Working Group has direct responsibility to execute all Be Sweet initiatives across Krispy Kreme’s operations and achieve commitments. This group brings together global perspectives to drive day-to-day initiatives at Krispy Kreme.

Krispy Kreme took significant steps in 2023 to advance our Be Sweet strategy and execution by filling three key roles: Global Sustainability Lead; Global Head of Belonging; Inclusion, Diversity, Equity, & Accessibility; and VP, Global Corporate Communications & Partnership Engagement. We are committed to advancing our strategy of loving people, loving communities, and loving planet.

UN Sustainable Development Goals (UN SDGs):

Krispy Kreme also engages in corporate and operational activities that support several United Nations Sustainable Development Goals (UN SDGs) including:

LOVING OUR PEOPLE

Each day, our ~22,800 Krispy Kremers bring our brand to life, touching and enhancing the lives of millions of people worldwide. We strive to create a workplace where each Krispy Kremer can be their Original self and feel safe. We are committed to ethical organizational governance, promoting business ethics and integrity, protecting human rights, and embracing diversity, starting in the board room, and cascading through the company.

1.

Leadership Mix: An important labor market advantage, our culture is best captured by our Leadership Mix, which is a dozen behaviors that guide us daily. These cultural behaviors are shared by Krispy Kremers globally, through an internally developed Leadership Mix training program, which has been led by our CEO.

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CORPORATE GOVERNANCE PRACTICES

Be Sweet in All That We Do

2.

Belonging: At Krispy Kreme, we believe BELONGING happens once each Krispy Kremer knows their bold, authentic self is welcomed, dignified, and loved, where their wonderfully original identities flourish and thrive.

We will achieve this by focusing on:

•	What We Do – Inclusion

•	Who We Are – Diversity

•	How We Act – Equity

•	How We Work – Accessibility

3.

Diverse Team: Consistent with our Leadership Mix ingredients and fulfilling our commitment to nurturing a culture of Belonging, we pride ourselves on attracting a diverse team of Krispy Kremers from a wide range of backgrounds. As of December 31, 2023, our U.S. Krispy Kreme Company-owned operations included approximately 10,600 employees, of which 96% were field-based employees and the remaining 4% were corporate employees. 69% of such employees were people of color and 52% of such employees were female.

4.

Employee Resource Groups: Belonging: Inclusion, Diversity, Equity, & Accessibility (BIDEA) is critical to our growth. It starts with our board, its committees, and the senior leadership team, who have deeply integrated BIDEA into the way we do business. This openness and inclusivity drive the entrepreneurial culture at the center of our success. We proudly support a host of Employee Resource Groups, or – as we call them at Krispy Kreme – Assorted Originals, that provide our colleagues with an authentic experience of belonging. We encourage each Krispy Kremer to join and form deeper relationships with their colleagues based on mutual respect, dignity, and understanding. Our six Assorted Originals are:

•	BOLD Originals – Lifting up African American and Black Krispy Kremers by unlocking tangible support, robust resourcing, and educational opportunities for its members.

•

¡CALIENTE NOW! – Celebrating Latin and Hispanic descent, heritage, and connection through focusing on education and celebrating the Latine and indigenous culture through inspiring others, creating a safe space of mentorship and professional growth.

•

Decorated Differently – To bring together a community of people with disabilities and caregivers to create a true ecosystem that provides accessibility, education, support, and belonging to ALL Krispy Kremers across the continuum of human ability and experiences.

•	Original Pride – Nurturing a company culture of inclusiveness and belonging for all LGBTQ+ Krispy Kremers and allies.

•	Raising Minis – Celebrating the joy of families by providing a voice and support for working parents, aspiring parents, and families at Krispy Kreme.

•	WIN (Women’s Initiative Network) – Providing a forum to elevate, empower, and support women at Krispy Kreme.

•	These ERGs held 119 events in 2023, demonstrating the passion, engagement, and commitment of our Krispy Kremers.

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CORPORATE GOVERNANCE PRACTICES

Be Sweet in All That We Do

5.

Total Rewards: Our Total Rewards provide Krispy Kremers and their families with competitive pay and health and wellness programs. We shape our pay and benefits packages to meet our employees where they are in their career and lives.

In the U.S., we offer:

•	Free virtual primary care, urgent care, prescription medicine, mental health, dermatology, and endocrinology care for all Krispy Kremers and their dependents
•	Subsidized major medical, dental, and vision insurance benefits for employee, spouse, and dependents
•	Health savings accounts and health reimbursement accounts
•	Wellness programs including an Employee Assistance Program (EAP)
•	Life insurance and retirement benefits
•	Paid maternity and parental leave
•	401(k) retirement savings program with company matching contributions

We offer many benefits to part-time Krispy Kremers too, creating a competitive recruiting and retention advantage.

6.	Environmental Health & Safety: Promoting and protecting the safety of our workforce is a top priority. We are committed to maintaining a safe workplace in accordance with Safety Governing Agencies.

LOVING OUR COMMUNITIES

At Krispy Kreme, sharing joy is at the center of everything we do, and we are committed to inspiring this in our communities worldwide.

Our Krispy Kremers proudly love and support our communities in many ways by supporting children in need and by giving to important organizations such as:

•	Sydney Children’s Hospital in Australia
•	Fulfilling wishes for children in the United States, U.K., and Ireland through Make-A-Wish
•	Providing Wi-Fi for school children in Mexico
•	Providing school supplies to homeless children in North Carolina
•	Supporting New York children in need of safety and refuge
•	Cleaning up litter on South African beaches
•	Supporting the American Cancer Society’s Breast Cancer Awareness events

Let’s Raise Some Funds, Together

Krispy Kreme’s community fundraising program is simple yet incredibly impactful: community organizations can raise funds by selling our iconic doughnuts and receive 50% of sales for their causes. In 2023, this effort enabled more than 100,000 community organizations and charitable events to raise more $43 million globally.

Acts of Joy

Grounded in our commitment to give back to our communities, Krispy Kreme’s Acts of Joy capture our spirit of giving and belief in generosity. From giving someone a free, fresh doughnut to donating time to charitable causes, it’s all about sharing smiles and creating joyful moments. Our purpose to touch and enhances lives through the joy that is Krispy Kreme serves as our guide.

Our favorite Act of Joy from 2023? The Krispy Kreme U.K. team launched an Act of Joy button on their cash registers to empower Krispy Kremers to spread joy by giving a free doughnut to consumers who were celebrating a special moment or needed an extra smile in their day.

In 2023, our communities around the world enjoyed more than six million doughnuts through Acts of Joy.

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CORPORATE GOVERNANCE PRACTICES

Be Sweet in All That We Do

LOVING OUR PLANET

We are committed to loving our planet by reducing our impact, taking steps to protect the environment, and launching new sustainability initiatives worldwide.

GHG EMISSIONS AND ENERGY MANAGEMENT

We recognize the importance of reducing our impact on the climate and prioritizing efforts to measure and manage our greenhouse gas emissions (GHG). For that reason, we developed comprehensive data collection strategies that allow us to monitor our global emissions. These efforts support any future emissions reduction targets. In this spirit, our 2022 Be Sweet Responsibility Report began to align to the Task Force for Climate-related Financial Disclosures (TCFD) framework to report our climate-related risks, opportunities, and key metrics.

Collecting our Scope 1 and 2 emissions footprint in fiscal years 2021, 2022 & 2023 gives us insights into our impact. Our GHG inventory will be used to create a pathway to a lower carbon future.

WASTE REDUCTION AND DIVERSION

Waste reduction is a top priority within Krispy Kreme’s Be Sweet Strategy, with a goal to divert at least 50% of food waste from landfills by 2025. We took steps in 2023 to increase landfill diversion and increase our use of food-to-feed initiatives across our business.

•	In 2023, we sent 2,551 tons of food waste from our U.S. operations to farms for use as animal feed and 100% of our U.K. food waste to farms for use in animal feed and anerobic digestion.
•	Our team members participate in recycling programs, and we are continually assessing emerging technologies and new opportunities to increase landfill diversion.
•	In the U.S., our 2023 Waste Reduction and Diversion efforts included:
•	Our partnership with Organix to collect food waste for animal feed expanded to include ~50 locations across the United States.
•	The Support Center in Charlotte, North Carolina, conducted efforts to identify opportunities to reduce waste, including a waste sort and a tour of a Material Recovery Facility (MRF).

Globally, our core food waste initiatives include:

•	Improved demand planning efficiency through integrated business planning (IBP)
•	Food waste to animal feed programs
•	Global food donation strategy to partner with food banks and provide sweet treats to our communities in need
•	Partnering with surplus food apps to maximize sales of end-of-day doughnuts
•	Employee waste training and education
•	Optimizing DFD displays and merchandising solutions to reduce end of day waste at customers locations

SUPPLIER ENGAGEMENT & RESPONSIBLE SOURCING

Our supply chain and sourcing efforts are improving the sustainability of our core ingredients. Our sourcing commitment is reinforced through the Supplier Code of Conduct, which addresses human rights, environmental protection best practices, and business ethics. We require all new key suppliers to sign on to and comply with our Supplier Code of Conduct or submit their own Code of Conduct for review. Krispy Kreme participates in sustainability sessions and evaluates all key suppliers to ensure each has a compelling strategy and initiatives that align with Krispy Kreme’s responsibility targets. We believe that our focus on innovation, with the objective of reducing costs and improving the ecological impacts of our operations, provides a strategic benefit.

In 2023, we progressed our responsible sourcing commitment across our global supply chain:

•	We committed to progressing on buying palm oil that supports the production of sustainable palm oil.
•	We reached 45% of our goal of using 100% cage-free eggs by 2025.

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CORPORATE GOVERNANCE PRACTICES

Be Sweet in All That We Do

RESPONSIBLE PACKAGING

We are committed to significantly increasing the recyclability of our consumer-facing packaging, with a goal to reach 80% recyclable or compostable packaging across our operations by 2025. Over the next two years, we are focusing on the commercialization of recyclable grease-resistant DFD cartons, 100% paper based coffee cups, and a reduction in our single use plastic consumption to reach our 80% goal.

Under the Governance Pillar

•

Global Code of Conduct: Our global Code of Conduct requires all our directors, officers, and employees to conduct business in an ethical manner and in compliance with all applicable laws, rules, regulations, and governing ethical business practices. Our robust risk management programs ensure compliance from our suppliers and customers to business partners, employees, and industry.

•

Whistleblower Policy: Krispy Kremers are encouraged to report, in a confidential and anonymous manner, concerns related to accounting, internal accounting controls, auditing matters, or questionable financial practices.

•

Cybersecurity & Data Privacy: Our IT team functions around the clock, using a combination of industry-leading tools and innovative technologies to help protect our stakeholders’ data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep data secure.

In 2023, Krispy Kreme did not experience any significant data breaches.

We routinely engage with our stakeholders to better understand their views on Responsibility matters, carefully considering the feedback we receive and acting when appropriate.

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board adopted a written statement of policy regarding transactions with related parties (the “Related Party Transaction Policy”). Our Related Party Transaction Policy requires that a “related party” (as defined in paragraph (a) of Item 404 of Regulation S-K) must disclose to our Chief Legal Officer any “related party transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then communicate that information to our Audit Committee, or chair thereof. No related party transaction will be executed without the approval or ratification of our Board or a duly authorized committee of our Board. It is our policy that directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest.

20 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

Certain Relationships and Related Party Transactions

In addition to the director and executive officer compensation arrangements discussed below in the section entitled “Compensation Discussion and Analysis,” this section describes transactions, or series of related transactions, to which we were a party in fiscal year 2023 or will be a party, in which:

•	the amount involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, or beneficial owners of more than 5% of any class of our common stock (each, a “5% Holder”), or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Arrangements with JAB Related Persons

JAB beneficially owns 44.4% of our common stock. We have negotiated certain arm’s-length commercial arrangements with JAB and certain companies that JAB has controlling investments in which are set forth below:

License, Distribution and Supply Agreements

Keurig Dr Pepper Inc. (“KDP”), an affiliated company of JAB, licenses the Krispy Kreme trademark for the Company in the manufacturing of portion packs for the Keurig brewing system. KDP also sells beverage concentrates and packaged beverages to Krispy Kreme for resale through Krispy Kreme’s shops. Licensing revenues from KDP were $2.2 million, $2.3 million, and $1.9 million for the fiscal years ended December 31, 2023, January 1, 2023, and January 2, 2022, respectively.

JAB Notice Agreement

On March 14, 2022, KKI entered into a letter agreement (the “Notice Agreement”) with JAB Indulgence B.V., a private limited liability company organized under the laws of the Netherlands (“JAB Indulgence”), and JAB. The Notice Agreement, among other things, (i) requires JAB to provide notice at least 30 days prior to an acquisition of voting rights, directly or indirectly, that would exceed 45% of the Company’s total outstanding voting stock, (ii) restricts directors who are JAB employees or designees from involvement in the consideration of such acquisition by the Company’s Board, and (iii) permits JAB to enter into future cash-settled total return swap agreements, provided that JAB must comply with the 30-day notice requirement before acquiring shares from or entering into a voting arrangement with the counterparty and that JAB does not try to influence the voting decisions of the counterparty. The terms of the Notice Agreement were in effect for one year from the date of signing.

Investors’ Rights Agreement

In connection with our initial public offering (the “IPO”), the Company entered into the Investors’ Rights Agreement (the “IRA”) with JAB that, among other things, (i) provides JAB and such holders with customary “demand,” “shelf” and “piggyback” registration rights with respect to shares of our common stock beneficially owned by JAB and such holders following the IPO and (ii) governs certain information rights between JAB and the Company pursuant to which the Company shall provide JAB the following, which shall be treated as confidential information by JAB: (w) copies of the Company’s management’s monthly financial review reports, (x) the consolidated financial results of the Company for each fiscal year, (y) the unaudited consolidated financial results of the Company for each fiscal quarter, and (z) such other information related to the Company’s financial condition, business, prospects or corporate affairs as JAB may reasonably request from time to time. The IRA also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. The registration rights granted pursuant to the IRA may be assigned by JAB to any person or entity who subsequently obtains registrable securities from JAB or any of its affiliates.

Financial Advisory Agreement

In September 2019, we entered into a service agreement, replacing a previous agreement, with BDT & Company, LLC (“BDT”), a minority investor in KKI, to provide strategic, financial, and structural advice to our wholly owned subsidiary Krispy Kreme Doughnut Corporation (“KKDC”) in connection with KKDC’s acquisition strategy. The Company recognized expenses of $1.1 million and $1.0 million related to the service agreements with BDT for the fiscal year ended January 1, 2023, and January 2, 2022, respectively. No related costs were incurred for the fiscal year ended December 31, 2023.

2024 Proxy Statement | 21

CORPORATE GOVERNANCE PRACTICES

Certain Relationships and Related Party Transactions

In connection with valuation assistance provided by BDT in preparation for the IPO, the Company incurred costs of $6.3 million that are capitalized in additional paid-in capital for the fiscal year ended January 2, 2022. No related costs were incurred for the fiscal years ended December 31, 2023, January 1, 2023, or January 3, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Based on our review of such reports and written representations from our directors and officers, we believe that all such filings were timely.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements that involve risks and uncertainties. The words “continue,” “towards,” “expect,” “outlook,” “guidance,” “explore,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Where to Find More Information

To learn more about our corporate governance practices and our other policies, you can access the governance documents listed below at https://investors.krispykreme.com/governance/governance-documents. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.

•	Certificate of Incorporation
•	By-Laws
•	Corporate Governance Principles
•	Board Committee Charters
•	Code of Conduct
•	Related Party Transactions Policy
•	Whistleblower Policy

Stockholder Outreach and Communications with the Board

As part of our effort to better understand our stockholders’ perspectives, we regularly engage with our stockholders from time to time, seeking their input and views on various matters. We discuss a variety of topics with our stockholders, including the Company’s business strategy, financial performance, executive compensation and environmental, social and governance matters. The Board values our stockholders’ perspectives, and the feedback we receive continues to inform our policies and practices.

Any interested party may communicate with the Board, the Chairman, the Lead Director, or the independent directors on a Board-related issue by sending an email to ir@krispykreme.com or sending a written communication to: Corporate Secretary, Krispy Kreme, Inc., 2116 Hawkins Street, Charlotte, NC 28203. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded.

22 | Krispy Kreme, Inc.

EXECUTIVE OFFICERS

Set forth below are the names, ages, and positions of our executive officers as of the date hereof. As used in this section only, references to “we,” “us,” “our” and “Krispy Kreme” mean, subsequent to May 28, 2021, Krispy Kreme, Inc. and, prior to May 28, 2021, Krispy Kreme Doughnuts Inc.

Name	Age	Position
Josh Charlesworth	49	President and Chief Executive Officer
Jeremiah Ashukian	44	Executive Vice President and Chief Financial Officer
Raphael Duvivier	41	Chief Development Officer
Javier Rancaño Lassala	58	President, United States
Kelly McBride	50	Chief Accounting Officer
Sherif Riad	59	Global Chief Supply Chain Officer
David Skena	53	Chief Brand Officer
Matthew Spanjers	48	Chief Growth Officer and President, International
Catherine Tang	56	Chief Legal Officer and Corporate Secretary
Angela Yochem	53	Chief Information Officer
Terri Zandhuis	55	Chief People Officer

Joshua Charlesworth, age 49, has served as our President and Chief Executive Officer since January 2024. He served as our Global President from June 2022 to December 2023, our Chief Operating Officer from May 2019 to December 2023, our Chief Financial Officer from April 2017 to January 2023, and our Corporate Secretary from July 2018 to August 2020. Prior to joining Krispy Kreme, Mr. Charlesworth held various leadership positions at Mars, Incorporated. He most recently served as Global Chief Financial Officer of Mars Chocolate from January 2015 to April 2017. Mr. Charlesworth holds a B.Sc. in Economics from the London School of Economics and is a member of the Chartered Institute of Management Accountants.

Jeremiah Ashukian, age 44, has served as our Executive Vice President and Chief Financial Officer since January 2023. Prior to joining Krispy Kreme, he held various CFO roles across North America and Latin America at Mars Inc. Mr. Ashukian held several finance positions earlier in his career across all aspects of the finance function and has extensive experience in building diverse and effective teams, functional and business transformations, integrations, M&A, and portfolio management. Mr. Ashukian holds an undergraduate degree in Mathematics from Sir Wilfrid Laurier University as well as C.M.A. and C.P.A. designations from Ontario, Canada.

Raphael Duvivier, age 41, has served as our Chief Development Officer since June 2023 with the responsibility of our global market development strategy. Since joining the company in January 2019, he also served in multiple leadership roles, including as segment Chief Financial and Strategy Officer. Prior to joining Krispy Kreme, Mr. Duvivier held various senior leadership roles at Restaurant Brands International across multiple regions. Mr. Duvivier holds a B.Sc. in Industrial Engineering from the Pontifícia Universidade Católica do Rio de Janeiro, Brazil, and an M.B.A. from INSEAD.

Javier Rancaño Lassala, age 57, has served as President, U.S., since May 2023, and is responsible for U.S. market as well as Global Operations Excellence. Prior to joining Krispy Kreme, Mr. Rancaño held various leadership positions with Taco Holding, Premium Restaurant Brands, and Yum! Restaurants International, a division of Yum! Brands, in different international markets. He holds a Master of Science in Engineering Management from Standford University and a B.Sc. in Civil Engineering from Universidad Iberoamericana in Mexico.

Kelly McBride, age 50, has served as Chief Accounting Officer since May 2023. Prior to his appointment, Mr. McBride served as Vice President, Global Corporate Controller, of the Company since June 2022. Prior to joining Krispy Kreme, Mr. McBride served as the Managing Director of South Charlotte Financial Group, a boutique management consulting firm, from December 2018 to June 2022. He also served as the Senior Vice President of Finance & Accounting of multiple divisions of the Hancock Natural Resource Group, Inc. from May 2017 to November 2018. Additionally, Mr. McBride served as the Vice President of Shared Services & Financial Governance and other

2023 Proxy Statement | 23

EXECUTIVE OFFICERS

financial leadership roles at Snyder’s-Lance, Inc. from 2006 to 2017. He began his career with Ernst & Young, LLP and maintains a CPA certification in the state of South Carolina. Mr. McBride holds a B.S. in Business Administration and a Master of Accountancy degree from the University of South Carolina.

Sherif Riad, age 59, has served as Global Chief Supply Chain officer for Krispy Kreme since January 2024. Having joined Krispy Kreme in August 2021, Mr. Riad is an accomplished professional with extensive experience in Supply Chain & Procurement, particularly within the Pharmaceutical, FMCG, and QSR industries. Prior to joining Krispy Kreme, Mr. Riad held key roles in renowned organizations such as GSK, Kraft Foods, and Mondelez. Throughout his career, he has worked in multiple regions, including Egypt, Dubai, New Jersey, and currently, he is based in Charlotte. Mr. Riad’s diverse and international experience positions him as a dynamic leader.

David Skena, age 53, has served as our Chief Brand Officer since March 2022. He served as our Chief Marketing Officer from November 2018 to March 2022. Prior to joining Krispy Kreme, Mr. Skena served as Chief Marketing Officer at Ruby Tuesday from July 2015 to May 2018. Prior to Ruby Tuesday, Mr. Skena was a marketer at PepsiCo where he most recently served as Vice President of Premium and Value Brands, including Stacy’s Pita Chips and Smartfood popcorn, among others. Prior to PepsiCo, he served in brand management at Kraft Foods, Inc. for multiple brands. Mr. Skena holds a B.A. in Economics from Bucknell University, a Graduate Diploma in Economics from the University of East Anglia, and an MBA from the Kellogg School of Management at Northwestern University.

Matthew Spanjers, age 48, has served as our Chief Growth Officer since August 2019 and our President, International since May 2023, with the responsibility for our international growth strategy. He served as our Chief Strategy and Development Officer from April 2017 to August 2019. Prior to joining Krispy Kreme, Mr. Spanjers served as Chief Development Officer with Caribou Coffee Company and Einstein Bros. Bagels Franchise Corporation from February 2016 to April 2017, as well as Chief Development Officer and Senior Vice President Commercial with Caribou Coffee Company from February 2015 to April 2017. Mr. Spanjers previously worked with McKinsey and Company, a global management consulting firm. Mr. Spanjers holds a B.A. in English Literature from Yale University and an MBA from the Stanford Graduate School of Business.

Catherine Tang, age 56, has served as our Chief Legal Officer since July 2020 and as our Corporate Secretary since August 2020. Prior to joining Krispy Kreme, Ms. Tang held various positions with Yum! Brands, Inc. She most recently served as Vice President and Associate General Counsel of Yum! Brands from January 2017 to July 2020, Chief New Business Development Officer for KFC Global from July 2015 to January 2017, and Chief Legal Officer of KFC Corporation, a subsidiary of Yum! Brands, from August 2009 to July 2015. Ms. Tang holds a B.A. in Economics and Government from the University of Texas at Austin and a J.D. from the Louis D. Brandeis School of Law at the University of Louisville.

Angela Yochem, age 53, has served as Chief Information Officer since December 2023. She is a multi-industry CxO, most recently serving as EVP Chief Transformation & Digital Officer at Novant Health from 2018 to 2023. Ms. Yochem has held CIO and CTO leadership roles at Rent-A-Center, BDP International, AstraZeneca, and Dell, with extensive experience building differentiated technological capabilities at scale. Ms. Yochem is an Independent Director for Zurich Insurance Company’s North American subsidiaries, where she serves on the audit committees, and is a former Independent Director for companies in the banking, services, and enterprise technology industries. She holds a Bachelor of Music from DePauw University and a Master of Science in Computer Science from the University of Tennessee.

Terri Zandhuis, age 55, has served as our Chief People Officer since August 2017. Prior to joining Krispy Kreme, Ms. Zandhuis served as Executive Vice President, Chief People Officer for AOL, a division of Verizon, from July 2015 to September 2016. She served as Vice President, Human Resources for eBay Enterprise, formerly a subsidiary of eBay, from April 2012 to June 2015. She currently serves as Vice Chair of Make-A-Wish Central & Western North Carolina. She also serves as a member of the Board of Trustees of Cannon School, an independent private school located in Concord, North Carolina. Ms. Zandhuis holds a B.A. in Organizational Management from the University of Michigan.

24 | Krispy Kreme, Inc.

PROPOSAL 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Board unanimously recommends that you vote “FOR” the approval of the Advisory Resolution to Approve KKI’s Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of our executives with stockholder value creation. We will continue to design and implement our compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2024 Annual Meeting:

“RESOLVED, that the stockholders of Krispy Kreme, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, compensation tables and the narrative discussion in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.”

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Company and the Board will consider the outcome of the vote when making future compensation decisions.

2023 Proxy Statement | 25

EXECUTIVE COMPENSATION

Introduction

Our CD&A discusses our executive compensation program and explains the Remuneration Committee’s decisions affecting NEO compensation for fiscal year 2023. Detailed compensation information is provided in tabular format with related narrative disclosure.

Our NEOs for fiscal year 2023 are the following officers:

Name	Title
Michael Tattersfield	President and Chief Executive Officer (“CEO”)
Joshua Charlesworth(1)	Global President and Chief Operating Officer and Chief Financial Officer
Jeremiah Ashukian(2)	Executive Vice President and Chief Financial Officer (from January 9, 2023, to present)
Matthew Spanjers	Chief Growth Officer and President, International
Raphel Duvivier	Chief Development Officer

(1)	Mr. Charlesworth served as the Chief Financial Officer until January 9, 2023.

(2)	Mr. Ashukian was hired on January 9, 2023.

CEO Transition

On January 1, 2024, Mr. Charlesworth became our Chief Executive Officer, and Mr. Tattersfield stepped down as our Chief Executive Officer. To assist with an orderly transition, the Company entered into an advisory services agreement with Mr. Tattersfield and a new employment agreement with Mr. Charlesworth. Effective January 1, 2024, Mr. Tattersfield transitioned to begin service as a non-employee director of the Board of Directors and a Senior Advisor and Krispy Kreme Ambassador.

Additional information regarding NEOs’ biographical and business backgrounds is set out under “Proposal 1: Election of Directors” for Mr. Tattersfield and Mr. Charlesworth, and under “Executive Officers” for our other NEOs.

26 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

In our CD&A, we describe:

•	Our 2023 say-on-pay stockholder advisory vote
•	Our executive compensation principles and governance practices and their alignment with our stockholders’ interests, i.e., what we do and what we don’t do
•	The design and rationale of our executive compensation program
•	Description of compensation paid to our NEOs in fiscal year 2023
•	Our recoupment (“clawback”), trading restrictions and anti-hedging, anti-pledging, and compensation deductibility policies

Our 2023 Stockholder Say-on-Pay Vote

At our 2023 Annual Meeting of Stockholders, we sought stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in our 2023 proxy statement (“say-on-pay” vote). We hold our say-on-pay vote annually. At our 2023 Annual Meeting, approximately 99.3% voted in favor of the say-on-pay resolution. As evidenced by these results, we believe our stockholders generally support our compensation program and governance practices. The full voting results for the 2023 Annual Meeting were included in the Current Report on Form 8-K dated June 22, 2023, and filed with the U.S. Securities and Exchange Commission.

Principles and Governance

The overarching objective of our executive compensation program is to encourage, reinforce, and reward delivery of stockholder value. Our executive compensation principles and governance practices are designed to support this objective. The table below outlines the principles used by the Remuneration and Nomination Committee in the design and review of our executive compensation program as well as the practices that govern the program.

What We Do	What We Don’t Do
✓ Put significant pay at risk and balance focus utilizing incentives driven by short-term and long-term company performance.	× Incentivize short-term results at the expense of long-term performance.
✓ Incorporate meaningful and challenging performance goals in our incentive programs.	× Allow margining, derivative, or speculative transactions, such as hedges, pledges, or short sales.
✓ Analyze compensation levels and types of compensation relative to a relevant group of peer companies (our “peer group”).	× Provide Tax gross-up payments for regularly recurring personal expenses.
✓ Cap annual bonus compensation at 200% of the target payout.	× Re-price “under water” outstanding stock options.
✓ Incentivize stock ownership.	× Provide separate employer paid supplemental pensions for our executives.
✓ Maintain a compensation recoupment (i.e., “clawback”) policy to recapture unearned compensation upon financial restatements.	× Provide “single-trigger” equity award vesting or severance.
× Incentivize excessively risky business decisions.

Peer Group

We use a peer group of companies to analyze external market compensation levels and practices. With input from management and Frederic W. Cook & Co., Inc. (“FW Cook”), our independent compensation consultant, the Remuneration Committee reviews our peer group annually so that its composition remains appropriate. Each year, we compare our compensation programs and pay levels to those of the peer group and general industry market data to assess whether our programs and target compensation levels are consistent and competitive with the external market.

2024 Proxy Statement | 27

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Principles and Governance

In constructing our peer group, we review information for and consider publicly traded global companies with similar business orientation and industry classifications, and similar products and service offerings. The Remuneration Committee also considers other factors, including (i) market capitalization and enterprise value, (ii) total number of employees, (iii) financial measures including gross margin, EBITDA, and EBITDA margin, (iv) executive positions similar in breadth, complexity, and scope of responsibility, and (v) competitors for customers. Our peer group includes companies that are significantly larger; these are companies from which we recruit executive talent.

Based on these considerations, our Remuneration Committee reviewed and approved our peer group for fiscal year 2023, which is the same peer group approved for 2022. The 2023 peer group was comprised of the following companies:

• Beyond Meat, Inc.	• Oatly Group AB
• Bloomin’ Brands, Inc.	• Papa John’s Int’l, Inc.
• Cheesecake Factory, Inc.	• Restaurant Brands Int’l, Inc.
• Chipotle Mexican Grill, Inc.	• Shake Shack, Inc.
• Chocoladefabriken Lindt	• Starbucks Corporation
• Domino’s Pizza, Inc.	• Texas Roadhouse, Inc.
• Etsy, Inc.	• The Wendy’s Company
• The Hershey Company	• YETI Holdings, Inc.
• Hostess Brands, Inc.	• Yum! Brands, Inc.
• Monster Beverage Corporation

As we grow and evolve, and as companies in our peer group change due to mergers, acquisitions, etc., our Remuneration Committee will continue to review and reconfigure our peer group as appropriate.

The table below summarizes and compares our revenue, Adjusted EBITDA, total employees, and market capitalization as of the end of our fiscal year 2022 to that of our peer group. Financials and number of employees for the peer group are based on the latest four quarter performance as of January 31, 2023; market capitalization for the peer group is as of January 31, 2023.

	Peer Group Summary	Revenue ($) in millions	Adjusted EBITDA[4] ($) in millions	Total Employees	Market Capitalization ($) in millions

Peer Group	75th Percentile	$6,293	$1,497	40,900	$46,924
	Median	$3,901	$462	14,000	$8,313
	25th Percentile	$1,611	$238	3,346	$3,925

	Krispy Kreme	$1,530	$190	21,500	$3,328

Competitive Positioning

For 2023, the Remuneration Committee engaged FW Cook to advise on the compensation practices and competitive landscape for the compensation of our NEOs. The Remuneration Committee targets between the 50th percentile and 75th percentile of market compensation levels when assessing executive compensation, but pay decisions are based on a more comprehensive set of considerations such as company performance, individual executive performance, experience, and internal equity.

In determining appropriate compensation levels, the Remuneration Committee reviews compensation levels for executives in similarly situated roles at companies in our peer group and in general industry compensation surveys. FW Cook initially compiles the compensation data for the selected peer group; at the request of the Remuneration Committee, management reviews and evaluates FW Cook’s compensation data and provides input and recommendations for Remuneration Committee approval, as applicable.

For the CEO, the Remuneration Committee annually reviews and approves individual and corporate goals and objectives relevant to the CEO’s compensation. The Remuneration Committee also evaluates the CEO’s performance in light of those goals and objectives and sets the CEO’s remuneration level based on this evaluation. In determining the CEO’s compensation, the Remuneration Committee considers the Company’s financial performance, including total stockholder return, the value of similar packages for CEOs at comparable companies, and historical remuneration levels.

[4]	See Appendix A for reconciliation of GAAP to Non-GAAP presentations.

28 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Summary of Principal Compensation Elements – Design and Rationale

Summary of Principal Compensation Elements – Design and Rationale

The table below summarizes the principal elements of our NEOs’ fiscal 2023 compensation program, including a description and intended purpose of each element. In addition to the items summarized in the table below, our NEOs are eligible to participate in a company-wide defined contribution (401(k) savings) program. A more detailed description of all compensation elements, including related 2023 actions for each element, if applicable, follows this table. NEO compensation consists of base salary, an annual cash incentive award under our annual incentive program (“AIP”), equity awards under our Omnibus Plan. We also provide certain limited benefits and perquisites in line with general practice. Variable pay under our AIP and LTIP programs has been, and will continue to be, the most significant element of our NEO compensation program.

Long-term Incentive (LTIP) Program
Pay Element	Base Salary	Annual Incentive Program (AIP)	Performance-based Restricted Stock Units (“Performance Shares”)	Time-based Restricted Stock Units (“RSUs”)
Description	• Ongoing fixed cash compensation	• Annual cash incentive plan based on targets established for each NEO • Actual awards are 0% for below-threshold performance up to 200% of target for above-threshold performance	• Shares of stock are earned based on 3-year performance for pre-determined goals • Awards are 0% of target for below-threshold performance up to 200% of target for above-threshold performance	• RSUs vest at defined times after the NEO meets service-based requirements
Method for Establishing Value	• Analysis conducted by independent consultant	• Collective performance as defined by the performance metrics applicable to each NEO	• Analysis conducted by independent consultant
Purpose	• Attract and retain exceptional and diverse talent • Reflect business expectations, competencies, and values	• Motivate achievement of annual financial objectives • Reflect challenges and share in risk related to short-term performance • Balanced focus relative to long-term incentives (LTIP)	• Motivate sustained achievement of long-term financial growth goals • Align NEOs’ interests with those of stockholders • Balanced focus relative to short-term incentives (AIP)
Who Receives	All NEOs
When Granted/Paid	Reviewed annually, paid weekly	Paid within 3 months after fiscal year end	Generally granted in April/May
Form of Delivery	Cash		Krispy Kreme Common Stock
Type of Performance	Short-term/Annual		Long-term
Performance / Vesting Period	Not applicable	1-year	3-year	Vests in full after 5 years
Performance Measures	Competencies, skills, values, individual performance, long-term potential	Revenue growth, Non-GAAP Adjusted EBITDA growth, Points of Access growth	ROIC, Leverage, Waste, stock price appreciation	Stock price appreciation

2024 Proxy Statement | 29

FISCAL 2023 COMPENSATION

The 2023 executive compensation program applicable to our NEOs consisted of the following principal elements:

Base Salary

Base salary is the single fixed pay element of total direct compensation paid to our NEOs. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Base salary levels are typically reviewed and set annually by the Remuneration Committee. In determining base salary levels, the Remuneration Committee reviews base salaries for NEOs in similarly situated roles in our peer group and general industry compensation surveys. Base salary changes, if any, are generally effective April 1 for all our employees, including NEOs.

2023 Actions

To maintain compensation position relative to peer group and general industry survey data levels, and to recognize the assignment of additional international growth responsibilities, the Remuneration Committee increased the base salary for Mr. Spanjers in May 2023. Additionally, as part of the company’s CEO talent and succession planning, and in consideration of the highly competitive nature of the market for executive talent, and to reflect the importance of retaining him in his position, the Remuneration Committee increased Mr. Charlesworth’s base salary in January 2023. All other NEO’s base salaries remained unchanged in fiscal year 2023. Each NEO’s base salary for fiscal years 2022 and 2023 are set out in the table bellow.

NEO	2022 Base Salary	2023 Base Salary	Increase

Michael Tattersfield	$1,100,000	$1,100,000	—%

Joshua Charlesworth	$880,000	$950,000	8.0%

Jeremiah Ashukian(1)	—	$650,000	—%

Matthew Spanjers	$525,000	$600,000	14.3%

Raphael Duvivier	—	$413,304	—%

(1)	Mr. Ashukian joined the Company on January 9, 2023.

Annual Incentive Plan (AIP)

Overview

The AIP is a one-year cash-based incentive designed to drive and reward NEOs for delivering annual financial results relative to pre-determined performance thresholds. At the beginning of the fiscal year, the Remuneration Committee establishes the annual incentive structure, performance metrics and goals, and each NEO’s award opportunity, including threshold, target, and maximum payouts. At the end of the fiscal year, the Remuneration Committee determines the payment amount for each NEO based on actual performance.

For all NEOs, except for Mr. Duvivier, the 2023 AIP was based on three total Company performance measures:

•	Net Revenue Growth
•

Non-GAAP Adjusted EBITDA Growth, generally defined as earnings before interest expense, net (including interest payable to related parties), income tax expense/(benefit), and depreciation and amortization, with further adjustments for share-based compensation, other non-operating (income)/expense, strategic initiatives, acquisition and integration expenses, store closure expenses, restructuring and severance expenses and other non-recurring, infrequent or non-core income and cost items)

•	Points of Access Growth

30 | Krispy Kreme, Inc.

FISCAL 2023 COMPENSATION

Annual Incentive Plan (AIP)

For Mr. Duvivier, due to the changes in his responsibilities during the year, his 2023 AIP was prorated based 59% on the total Company measures summarized above and 41% on the following three Market Development Unit performance measures:

•	Market Development Net Revenue Growth
•

Market Development Non-GAAP Adjusted EBITDA Growth, generally defined as earnings before interest expense, net (including interest payable to related parties), income tax expense/(benefit), and depreciation and amortization, with further adjustments for share-based compensation, other non-operating (income)/expense, strategic initiatives, acquisition and integration expenses, store closure expenses, restructuring and severance expenses and other non-recurring, infrequent or non-core income and cost items)

•	Market Development Points of Access Growth

The Remuneration Committee chose these metrics for the following reasons:

•	Revenue and Non-GAAP Adjusted EBITDA are indicators of operational strength and performance;
•	Including both Revenue and Non-GAAP Adjusted EBITDA drives balanced top- and bottom-line financial growth so that increasing revenue does not come at the expense of declining margins; and
•	Points of Access is an important indicator of growth across the business.

The plan year for the annual bonus plan was our fiscal year 2023, which was January 2, 2023, through January 1, 2024. For any award to be earned under the plan, achievement of at least the threshold level for Adjusted EBITDA must be met. The tables below set out the 2023 target annual bonus opportunity, payout opportunity range, and the threshold, target, and maximum performance levels for each performance measure.

		2023 AIP Performance Measures and Goals - COMPANY(1)
NEO	Target (% of Base Salary)	Payout Opportunity Range	Performance Measures	Threshold	Target	Maximum
Michael Tattersfield	110%	0% — 200% of Target	Net Revenue Growth	3.6%	9.0%	14.5%
Joshua Charlesworth	80%
Jeremiah Ashukian	80%		Adjusted EBITDA Growth	0.0%	10.1%	16.7%

Matthew Spanjers	80%		Points of Access	Threshold >13,100

(1)	Financial performance goals are based on growth over the previous fiscal year.

		2023 AIP Performance Measures and Goals - MARKET DEVELOPMENT(1)
NEO	Target (% of Base Salary)	Payout Opportunity Range	Performance Measures	Threshold	Target	Maximum
Raphael Duvivier(2)	48%	0% — 200% of Target	Net Revenue Growth	1.3%	6.6%	12.2%

			Adjusted EBITDA Growth	-3.9%	3.3%	9.9%

			Points of Access(3)	Threshold >2,350(2)

(1)	Financial performance goals are based on growth over the previous fiscal year.

(2)	Point of Access metric is based on a percentage of growth. See “2023 Performance” below.

(3)	Mr. Duvivier’s target opportunity was prorated in 2023, 41% of the year at a 45% target percentage and 59% at a 50% target percentage of base salary.

For each performance goal and achievement level, the Remuneration Committee determined a corresponding payout percentage as set out in the table below. Payout percentages for performance that falls between performance levels are calculated using linear interpolation.

Payout Matrix(1)	Threshold	Target	Maximum
Net Revenue Growth	75%	100%	128%
Adjusted EBITDA Growth	50%	100%	156%
Points of Access	100%	100%	100%
Total Payout %	38%	100%	200%

(1)

To calculate total payout %, the achievement percentages for each measure are multiplied together, e.g., if performance for all measures is at maximum, total achievement is 200% (128% x 156% x 100% = 200%).

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FISCAL 2023 COMPENSATION

Annual Incentive Plan (AIP)

2023 Performance

AIP awards were calculated and paid after the end of the fiscal year 2023. Company net revenue and adjusted EBITDA performance were between target and maximum, respectively; Company points of access achievement was at target (100%) performance. Market Development net revenue and adjusted EBITDA performance were above maximum, respectively; Market Development points of access performance was at target (100%) performance. The table below sets out company and market development performance and corresponding performance levels.

	2023 Company Actuals(1)			2023 Market Development Actuals
2023 Performance Measures	Performance (Growth)	Level	Payout %	Performance (Growth)	Level	Payout %
Net Revenue Growth	10.2%	Above Target	107%	16.6%	Above Maximum	128%
Adjusted EBITDA Growth	11.0%	Above Target	108%	24.5%	Above Maximum	156%
Points of Access	19.4%	At Target	100%	24.1%	At Target	100%
	Company Payout %		115%	Market Dev. Payout %		200%

(1)	2023 Actuals are based on growth over the previous fiscal year.

2023 Payouts

The table below sets out each NEO’s AIP target and payout information for 2023.

NEO	Target (% of Base Salary)	Target $	Payout %	Payout $
Michael Tattersfield	110%	$1,210,000	115%	$1,391,500
Joshua Charlesworth	80%	$760,000	115%	$874,000
Jeremiah Ashukian(1)	80%	$508,603	115%	$584,893
Matthew Spanjers	80%	$480,000	115%	$552,000
Raphael Duvivier(2)	48%	$198,103	148%	$283,791

(1)	Mr. Ashukian’s payout was prorated based on his January 9, 2023, hire date.

(2)	Mr. Duvivier’s payout was prorated based on a change in his target percentage and blended Company and Market Development performance.

Long-Term Incentive Plan (LTIP)

Overview

The Remuneration Committee designs the LTIP to align our NEOs’ interests with those of our stockholders, drive retention of key executive talent, and balance incentives to achieve short- and long-term success. Equity-based compensation grants under the LTIP make up a significant portion of our NEO’s total compensation.

For 2023, LTIP was granted to our NEOs, whereby 50% of the grants were delivered in the form of performance-based restricted stock units (“performance shares”), and 50% of the grants were delivered in time-based restricted stock units (“RSUs”). The Remuneration Committee feels the mix of performance shares and RSUs provides proper alignment with stockholders’ interests and includes an appropriate emphasis on long-term company performance. Performance shares are distributed at the end of the three-year performance period 2023 through 2025. RSUs vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date, subject to continued employment. The RSU vesting schedule is longer than typical market practice, which is intended to create significant, long-term alignment with our stockholders.

For each NEO, the Remuneration Committee determines the types of awards to be granted and the magnitude of individual awards based on analysis of market practices within our peer group and across general industries (based on compensation surveys). The annual grant date for performance shares and RSUs is typically in April or May; fiscal year 2023 LTIP awards were granted on May 9, 2023.

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FISCAL 2023 COMPENSATION

Annual Incentive Plan (AIP)

2023 Grant Calculations

The Remuneration Committee uses the following calculation to determine the (i) target number of performance shares and RSUs awarded to each NEO, and (ii) actual number of performance shares earned by each NEO at the end of the 3-year performance period.

Target Award

Each NEO’s target award, expressed as a flat dollar amount, is determined by the Remuneration Committee annually based on each NEO’s role, individual performance and potential, and analysis of peer group long-term incentive practices and general industry survey sources.

2023 Awards

Our NEO’s target annual awards for 2023 are set forth in the table below.

NEO	Annual LTIP Grant Value(1) ($)	Performance Shares Grant Value - 50% ($)	RSUs Grant Value - 50% ($)	Target Performance Shares(2) (#)	RSUs(3) (#)
Michael Tattersfield	$1,000,000	$500,000	$500,000	32,895	32,895
Joshua Charlesworth	$750,000	$375,000	$375,000	24,672	24,672
Jeremiah Ashukian	$750,000	$375,000	$375,000	24,672	24,672
Matthew Spanjers	$750,000	$375,000	$375,000	24,672	24,672
Raphael Duvivier	$300,000	$150,000	$150,000	9,869	9,869

(1)	See the “Summary Compensation Table” for the grant date accounting value of the LTIP awards for our NEOs.

(2)

Number of shares that may be earned at target equals the annual LTIP grant value divided by $15.20, the closing price of our common stock on May 9, 2023, rounded up to the next higher share. The actual number of shares delivered at the end of the 3-year performance period will vary based on actual performance.

(3)	Number of RSUs equals the annual LTIP grant value divided by $15.20, the closing price of our common stock on May 9, 2023, rounded up to the next higher share.

In addition to the annual grants summarized above, the Remuneration Committee granted the following one-time LTIP awards to our NEOs in 2023:

•

To drive specific objectives for Mr. Tattersfield related to i) the Company’s environmental, social, and governance execution and messaging, ii) talent evaluation and retention strategy for the global leadership team, and iii) the development of a CEO succession plan, the Remuneration Committee granted Mr. Tattersfield a one-time performance shares grant of 300,000 target shares.

•	Each of the three goals summarized above were equally weighted; the performance period was fiscal year 2023.
•

Assuming performance goals are met and certified by the Remuneration Committee, the shares would be distributed 50% after the end of the 2023 fiscal year, 25% after the end of the 2024 fiscal year, and 25% after the end of the 2025 fiscal year.

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FISCAL 2023 COMPENSATION

Annual Incentive Plan (AIP)

•	Following the end of the 3-year performance period, the Remuneration Committee determined that each of the performance goals had been met.
•

In connection with his transition to senior advisor and Krispy Kreme ambassador, in September 2023, the Remuneration Committee granted Mr. Tattersfield an award of 15,699 restricted equity units (“REUs”) under the Insomnia Cookies Holdings LLC Executive Ownership Plan (the “Insomnia EOP”), which vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date.

•

In relation to the Company’s talent and succession planning and to drive retention, and in recognition of his service as Interim President U.S., in January 2023, the Remuneration Committee granted Mr. Charlesworth a one-time RSU grant valued at $1,650,000 that vests 100% on the third anniversary of the grant date.

•

In relation to his announced promotion to CEO, in November 2023, the Remuneration Committee granted Mr. Charlesworth a one-time RSU grant valued at $6,412,610 that vests 100% on the fifth anniversary of the grant date.

•

Also in relation to his announced promotion to CEO, in November 2023, the Remuneration Committee granted Mr. Charlesworth 3,925 REUs under the Insomnia EOP, which will vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date.

•

Per his offer of employment, in February 2023, the Remuneration Committee granted Mr. Ashukian 423,729 non-qualified stock options that vest 100% on the third anniversary of the grant date, and a one-time RSU grant valued at $1,500,000 that vests 60% on the third anniversary, 20% on the fourth anniversary, and 20% on the fifth anniversary of the grant date.

•

In recognition of his expanded international responsibilities and to drive retention, in June 2023, the Remuneration Committee granted Mr. Spanjers a one-time RSU grant valued at $1,500,000 that vests 100% on the 3rd anniversary of the grant date.

•

In recognition of his additional market development responsibilities and promotion to the Company’s Global Leadership Team, in June 2023, the Remuneration Committee granted Mr. Duvivier a one-time RSU grant valued at $1,500,000 that vests 100% 54 months from the grant date.

•

At the time of the annual grant, the Remuneration Committee granted Mr. Duvivier an additional one-time RSU grant of $100,000 that vests 100% on the third anniversary of the grant date, consistent with the grants made to other employees at his then job level in the organization.

Performance Shares

Performance shares are designed to drive achievement of long-term financial objectives and to maximize stockholder return. Target performance shares granted to NEOs are based on the closing price of our common stock as of the grant date, May 9, 2023. The performance period for fiscal year 2023 performance shares is the fiscal three-years 2023, 2024, and 2025. For performance shares, the Remuneration Committee established a threshold, target, and maximum performance level, based on our long-term growth strategy. Following the end of the performance period, the Remuneration Committee will review performance and award shares based on results. For performance below threshold, no shares will be awarded; for performance at threshold, 0% of target shares will be awarded; at target, 100% of target shares will be awarded; at maximum, 200% of target shares will be awarded. For performance between threshold and maximum, the Remuneration Committee will use interpolation to determine results and corresponding awards. Provided the Remuneration Committee certifies performance at or above threshold, shares will generally be awarded in the first quarter following the end of the performance period. See the “Grants of Plan-Based Awards” table for potential awards based on threshold, target, and maximum performance.

The number of shares that will be awarded to NEOs at the end of the performance period, pursuant to the fiscal year 2023 performance share grants, will be based i) 60% Return on Invested Capital (“ROIC”), which equals Absolute NOPAT Growth divided by cumulative capital expenditures for the three-year performance period, ii) 20% on Leverage, which means the Company’s publicly reported Net Leverage Ratio calculated as net debt divided by Adjusted EBITDA, and iii) 20% on landfill food waste reduction.

The Remuneration Committee believes these measures are important indicators of the long-term operational strength of our business, create long-term value, and align the performance of our NEOs with the interests of our stockholders.

Requiring Stock Ownership

To further align our NEOs’ and stockholders’ interests, the Remuneration Committee implemented stock ownership requirements in 2023. The requirements are intended to drive each of our NEOs to accumulate and hold a significant

34 | Krispy Kreme, Inc.

FISCAL 2023 COMPENSATION

Annual Incentive Plan (AIP)

amount of our common stock. We believe our stock ownership requirements are comparable to those of our peer group and general industry practices. The table below summarizes our ownership and holding requirement provisions.

Provisions	Description of Provisions

Ownership Requirement	• 6 times base salary for the CEO • 3 times base salary for other NEOs

Time to Meet Requirement (phase-in period)	• Five years from the NEO’s employment date or promotion to applicable executive level, whichever is later

Equity Included in Ownership

•  Shares underlying unvested RSUs and time-based restricted stock awards

•  Earned performance-based shares and performance-based restricted stock awards

•  Shares owned directly

•  Shares owned indirectly (by a spouse or a trust for an immediate family member)

Holding Requirements	• NEOs are not required to hold a percentage of shares earned from vested awards; it is incumbent upon the NEO to monitor and achieve the requirement within the phase-in period

The Remuneration Committee evaluates the status of stock ownership requirements annually based on the NEO’s stock holdings at December 31. As of December 31, 2023, all NEOs satisfied their stock ownership requirements.

Benefits and Perquisites

Our NEOs participate in the same benefit plans generally available to our employees. These benefit plans include health insurance, ancillary coverages, life insurance, and disability coverage. NEOs receive the same coverage as the rest of our employees. In addition, Mr. Tattersfield was eligible to receive non-business-related chartered flights. We generally do not provide tax gross ups for our NEOs except in the case of standard commuting expenses generally available to employees. In fiscal year 2023, we did not provide commuting expenses to any of our NEOs.

Defined Contribution (401(k) Savings) Plan

Our NEOs are eligible to participate in our qualified defined contribution 401(k) Plan, under which they have the opportunity to defer a portion of their eligible compensation, up to tax code limitations, and receive a company matching contribution of 100% of the first 3% of contributions and 50% of the next 2% of contributions.

Pension Benefits and Non-Qualified Deferred Compensation

We do not maintain any defined benefit pension or non-qualified deferred compensation plans for our NEOs.

Employment Agreements and Change in Control Arrangements

As a standard practice, the Company does not generally enter into employment agreements or individual change in control agreements with its NEOs other than the CEO. We provide our other NEOs severance benefits and additional rights to payments of AIP and LTIP-based compensation in the event of a change in control. We provide these protections to help ensure that our other NEOs would be available to assist in a successful transition following a change in control and provide a competitive level of severance protection if a NEO is involuntarily terminated without cause or resigns for good reason (if applicable) within two years following a change in control. We do not provide for any tax gross ups for change in control benefits. We describe the employment agreements for Messrs. Tattersfield and Charlesworth in the “Employment Agreements” section below. We describe severance arrangements and other benefits provided to NEOs upon a change in control (as well as the equity treatment upon certain separations in the event of a change in control) under “Potential Payments Upon Termination or Change in Control” below.

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FISCAL 2023 COMPENSATION

Employment Agreements and Change in Control Arrangements

Change in Control Arrangements

Under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, unless otherwise determined by the administrator, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless either (1) both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control, or (2) the outstanding RSUs, Marching RSUs or NSOs are not assumed or substituted in connection with the transaction.

Under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan, unless otherwise determined by the Remuneration Committee, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control. In addition, if an award recipient’s (including an executive’s) employment is terminated other than for cause following the execution of an agreement, the consummation of which would constitute a change in control, but prior to (and within 180 days of) the consummation of such transaction, the participant’s outstanding RSUs, Matching RSUs and NSOs awarded under such plan will be treated as if the participant’s employment was terminated by the company without cause immediately following the change in control.

Insider Trading and Clawback Policies

Insider Trading Policy and Restrictions on Hedging and Pledging

Our Insider Trading Policy prohibits our directors, officers, and employees (collectively, the “Insiders”), as well as other persons, including third-party contractors or consultants, whose business relationship with the Company provides access to material non-public information regarding the Company, from engaging in transactions in our securities while in possession of material non-public information. This prohibition extends to any family member of our Insiders who shares the same household with them and any other individual or entity whose securities trading decisions are influenced or controlled by any of our Insiders. Our Insider Trading Policy also prohibits our directors and executive officers from engaging in transactions of a speculative nature regarding Company securities at any time, including, but not limited to, put options, margining Company securities or otherwise pledging Company securities as collateral, engaging in short sales involving Company securities, or entering into any other hedging transactions.

Clawback Policy

In October 2023, we adopted a new Clawback Policy for executive compensation to satisfy Nasdaq Listing Rule 5608 mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Clawback Policy provides that we will recover from each executive officer, reasonably promptly following an accounting restatement, the amount of Incentive-based Compensation (as defined in the Clawback Policy) received during the three fiscal years immediately preceding the date that such a restatement that exceeds the amount of Incentive-based Compensation that otherwise would have been received had it been determined based on the restated amounts. In addition, the Remuneration Committee may determine whether and to what extent additional recoupment of any executive compensation is appropriate, including with respect to fraud or willful misconduct.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that the executive officers would intentionally misstate results in order to benefit under an incentive program by requiring recoupment of compensation in those circumstances. A copy of our Clawback Policy was filed with the SEC as an exhibit to our Annual Report on Form 10-K on February 27, 2024.

Report of the Remuneration and Nomination Committee

In fulfilling its responsibilities, the Remuneration and Nomination Committee (“Remuneration Committee”) reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

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FISCAL 2023 COMPENSATION

Report of the Remuneration and Nomination Committee

In reliance on the review and discussions referred to above, the Remuneration Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (through incorporation by reference to this Proxy Statement).

The Remuneration and Nomination Committee

Marissa Andrada, Chair

Paul Michaels

Gerhard Pleuhs

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our NEOs in fiscal years 2021, 2022, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)

Michael Tattersfield, President and Chief Executive Officer	2023	1,100,000	—	7,925,905	—	1,173,700	43,259	(3)	10,242,864
	2022	1,100,000	—	999,998	—	—	38,716	(3)	2,138,714
	2021	1,000,000	—	8,556,242	7,582,062	1,815,000	4,583,738	(3)	23,537,042

Joshua Charlesworth, Global President and Chief Operating Officer; Chief Financial Officer (to 1/9/2023)	2023	950,000	—	9,425,899	—	737,200	2,190		11,115,289
	2022	860,000	—	500,006	—	—	14,390	(4)	1,374,396
	2021	800,000	—	2,516,603	2,021,912	960,000	1,465,624	(4)	7,764,139

Jeremiah Ashukian, Chief Financial Officer (from 1/9/2023)	2023	650,000	675,000	2,452,404	2,000,001	504,400	181,805	(5)	6,463,610

Matthew Spanjers, Chief Growth Officer and President, International	2023	600,000	—	2,750,044	—	465,600	3,632		3,819,276
	2022	525,000	—	500,006	—	—	14,390	(6)	1,039,396
	2021	525,000	—	2,516,603	2,021,912	630,000	1,378,693	(6)	7,072,208

Raphael Duvivier, Chief Development Officer	2023	413,304	—	2,332,196	—	293,219	154,939	(7)	3,193,658

(1)

Amounts reflect the full grant-date fair value of restricted stock unit awards and stock options granted during fiscal years 2023, 2022, and 2021 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards made to executive officers in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. Amounts for Messrs. Tattersfield and Charlesworth for 2023 include restricted equity units (“REU”) granted under the Insomnia Cookies Holdings, LLC Executive Ownership Plan and were valued at $156.25 per REU at the end of fiscal year 2023.

(2)

For 2021, the amounts reported in the All-Other Compensation column reflect cash compensation as part of the legal steps undertaken leading up to the IPO, our wholly owned (excluding certain management equity interests) subsidiary, Krispy Kreme Holdings, Inc. (“KKHI”), merged with and into the Company, with the Company being the surviving entity (the “Merger”). Prior to the merger, KKHI paid a pro rata dividend to KKI and members of its management who, prior to the Merger, beneficially held equity interests in KKHI. Out of the $42.3 million dividend paid to members of management, approximately $8 million was attributable to RSUs that had already vested or vested upon the IPO. The $8 million was treated as a cash dividend equivalent right that was paid upon settlement of the IPO and was included in the cash compensation of the NEOs.

(3)

The amount reported in the “All Other Compensation” column relating to Mr. Tattersfield for fiscal year 2023 includes the following: $2,838 for group life insurance and $40,421 for personal air travel expenses paid by the Company. Mr. Tattersfield was not eligible for a matching contribution under the 401(k) plan for fiscal year 2023. The amount reported in the “All Other Compensation” column relating to Mr. Tattersfield for fiscal year 2022 includes the following: $35,878 for personal air travel expenses paid by the Company and $2,838 for group life insurance. Mr. Tattersfield was not eligible for a matching contribution under the 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Tattersfield for fiscal year 2021 includes the following: $4,504,528 for the settlement of IPO in cash, $31,301 for reimbursed expenses incurred to convert EOP loans to third party loans, $983 for personal hotel expenses paid by the Company, $3,578 for personal air travel expenses paid by the Company, $2,838 for group life insurance, and $40,510 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company. Mr. Tattersfield was not eligible for a matching contribution under the 401(k) plan for fiscal year 2021.

(4)

The amount reported in the “All Other Compensation” column relating to Mr. Charlesworth for fiscal year 2022 includes the following: $1,200 for cell phone allowance, $990 for group life insurance, and $12,200 for company matching contribution under our 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Charlesworth for fiscal year 2021 includes the following: $1,426,143 for the settlement of IPO in cash, $6,927 for reimbursed expenses incurred to convert EOP loans to third party loans, $638 for personal air travel expenses paid by the Company, $1,200 for cell phone allowance, $990 for group life insurance, $17,211 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company, $500 for company provided reward for recognition, and $12,015 for company matching contribution under our 401(k) plan for fiscal year 2021.

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FISCAL 2023 COMPENSATION

Summary Compensation Table

(5)

The amount reported in the “All Other Compensation” column relating to Mr. Ashukian for fiscal year 2023 includes the following: $596 for group life insurance, $180,609 for relocation expenses; and $600 for cell phone allowance.

(6)

The amount reported in the “All Other Compensation” column relating to Mr. Spanjers for fiscal year 2022 includes the following: $1,200 for cell phone allowance, $990 for group life insurance and $12,200 for company matching contribution under our 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Spanjers for fiscal year 2021 includes the following: $1,344,658 for the settlement of IPO in cash, $5,441 for company reimbursed expenses incurred to convert EOP loans to third party loans, $1,200 for cell phone allowance, $990 for group life insurance, $14,231 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company and $12,172 for company matching contribution under our 401(k) plan for fiscal year 2021.

(7)	The amount reported in the “All Other Compensation” column relating to Mr. Duvivier for fiscal year 2023 includes the following: $8,707 for car allowance and $154,939 for annual allowance.

Grants of Plan-Based Awards

The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs during fiscal year 2023.

		Estimated Future Payout Under Non-Equity Incentive Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)					All Other Stock Awards: Number of Shares or Stock Units (#)		All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Michael Tattersfield	5/9/2023	459,800	1,210,000	2,420,000		32,895		65,790		32,895	(4)			1,000,008

	6/13/2023					300,000	(5)	300,000	(5)					4,473,000

	12/11/2023									15,566	(6)			1,000,000

Joshua Charlesworth	1/19/2023									140,545	(7)			1,649,998

	5/9/2023	288,800	760,000	1,520,000		24,672		49,344		24,672	(8)			750,028

	11/1/2023									492,142	(9)			6,412,610

	12/11/2023									3,925	(6)			250,000

Jeremiah Ashukian	2/8/2023									136,737	(10)	423,729	12.45	3,702,377

	5/9/2023	193,269	508,603	1,017,206		24,672		49,344		24,672	(8)			750,028

Matthew Spanjers	5/9/2023	182,400	480,000	960,000		24,672		49,344		24,672	(8)			750,028

	6/1/2023									127,960	(11)			2,000,015

Raphael Duvivier	5/9/2023	75,279	198,103	396,206		44,880		89,760		44,880	(8)			832,185

	6/1/2023									95,970	(12)			1,500,011

(1)

These columns show the potential value of the payout for each NEO under the fiscal 2023 annual incentive plan at threshold, target, and maximum payout levels, based on each NEO’s annual base salary and annual incentive plan target percentage.

(2)	Represents awards of performance shares. Performance shares awarded May 9, 2023, vest upon certification of fiscal 2025 financial and operational results.

(3)

The amounts in this column do not represent amounts the NEOs received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards calculated in accordance with ASC 718 on the applicable grant date.

(4)

Pursuant to the terms of Mr. Tattersfield’s Transition & Director and Advisor Services Agreement effective December 1, 2023, provided his independent contractor status or Board membership continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on May 9, 2026, 20% on May 9, 2027, and 20% on May 9, 2028.

(5)

Pursuant to the terms of Mr. Tattersfield’s Transition & Director and Advisor Services Agreement effective December 1, 2023, provided his independent contractor status or Board membership continues through the applicable vesting dates, these PSUs vest upon certification of goals for the period ended December 31, 2023 in three installments as follows: 50% on December 31, 2023; 25% on December 29, 2024, and 25% on December 28, 2025.

(6)

Represents awards of REUs in the Insomnia Cookies Holdings, LLC Executive Ownership Plan. Provided Mr. Tattersfield’s independent contractor status or Board service or Mr. Charlesworth’s employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on December 11, 2026, 20% on December 11, 2027, and 20% on December 11, 2028.

(7)	Provided employment continues through the applicable vesting dates, these RSUs vest on January 19, 2026.

(8)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on May 9, 2026, 20% on May 9, 2027, and 20% on May 9, 2028

(9)	Provided employment continues through the applicable vesting dates, these RSUs vest on November 1, 2028.

38 | Krispy Kreme, Inc.

FISCAL 2023 COMPENSATION

Grants of Plan-Based Awards

(10)

Provided employment continues through the applicable vesting dates, these RSUs vest 60% on February 8, 2026, 20% on February 8, 2027, and 20% on February 8, 2028. Stock options vest 100% on February 8, 2026.

(11)	Provided employment continues through the applicable vesting dates, these RSUs vest on June 1, 2026.

(12)	Provided employment continues through the applicable vesting dates, these RSUs vest on December 1, 2027.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unvested equity awards held by each NEO as of the end of fiscal year 2023.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Michael Tattersfield		1,242,961	(2)		14.61	5/1/2031

							7,918	(3)	119,483

							39,293	(4)	592,931

							66,534	(5)	1,003,998

							498,981	(6)	7,529,624

							69,013	(7)	1,041,406

							32,895	(8)	496,385	32,895	(9)	496,386

										300,000	(10)	4,527,000

							15,699	(7)	2,452,897

Joshua Charlesworth		331,461	(2)		14.61	5/1/2031

							35,695	(4)	538,638

							33,268	(5)	502,014

							133,064	(6)	2,007,935

							34,507	(7)	520,710

							140,545	(11)	2,120,824

							24,672	(8)	372,300	24,672	(9)	372,300

							492,142	(12)	7,426,423

							3,925	(7)	613,263

Jeremiah Ashukian		423,729	(13)		12.45	2/8/2033

							136,737	(14)	2,063,361

							24,672	(8)	372,300	24,672	(9)	372,300

Matthew Spanjers		331,461	(2)		14.61	5/1/2031

							35,695	(4)	538,638

							33,268	(5)	502,014

							133,064	(6)	2,007,935

							34,507	(7)	520,710

							24,672	(8)	372,300	24,672	(9)	372,300

							127,960	(15)	1,930,916

2024 Proxy Statement | 39

FISCAL 2023 COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Raphael Duvivier						7,142	(4)	107,773

						6,654	(5)	100,409

						17,743	(16)	267,742

						10,352	(7)	156,211

						27,701	(17)	418,009

						7,310	(18)	110,308

						9,869	(8)	148,924	9,869	(9)	148,923

						95,970	(19)	1,448,187

(1)	Based on the closing price of our company stock on December 29, 2023.

(2)

Provided employment/Board membership continues through the applicable vesting dates, these stock options vest in three installments as follows: 60% on May 1, 2024; 20% on May 1, 2025; and 20% on May 1, 2026.

(3)	Provided employment/Board membership continues through the applicable vesting dates, these RSUs vest on March 6, 2024.

(4)	Provided employment/Board membership continues through the applicable vesting dates, these RSUs vest on October 1, 2024.

(5)	Provided employment/Board membership continues through the applicable vesting dates, these RSUs vest on October 1, 2025.

(6)	Provided employment/Board membership continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on May 1, 2024; 20% on May 1, 2025; and 20% on May 1, 2026.

(7)

Provided employment/Board membership continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on April 4, 2025; 20% on April 4, 2026; and 20% on April 4, 2027.

(8)	Provided employment/Board membership continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on May 9, 2026; 20% on May 9, 2027; and 20% on May 9, 2028.

(9)	Provided employment/Board membership continues through the applicable vesting dates, these PSUs vest upon certification of goals for the period ended December 28, 2025.

(10)

Provided employment/Board membership continues through the applicable vesting dates, these PSUs vest upon certification of goals for the period ended December 31, 2023 in three installments as follows: 50% on December 31, 2023; 25% on December 29, 2024 and 25% on December 28, 2025.

(11)	Provided employment continues through the applicable vesting dates, these RSUs vest on January 19, 2026.

(12)	Provided employment continues through the applicable vesting dates, these RSUs vest on November 1, 2028.

(13)	Provided employment continues through the applicable vesting dates, these stock options vest on February 8, 2026.

(14)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on February 8, 2026; 20% on February 8, 2027; and 20% on February 8, 2028.

(15)	Provided employment continues through the applicable vesting dates, these RSUs vest on June 1, 2026.

(16)	Provided employment continues through the applicable vesting dates, these RSUs vest as follows: 8,870 RSUs on May 17, 2024; 8,873 RSUs on November 17, 2025.

(17)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on May 16, 2025; 20% on May 16, 2026; and 20% on May 16, 2027.

(18)	Provided employment continues through the applicable vesting dates, these RSUs vest on May 9, 2026.

(19)	Provided employment continues through the applicable vesting dates, these RSUs vest on December 1, 2027.

40 | Krispy Kreme, Inc.

FISCAL 2023 COMPENSATION

Stock Options Exercised and Stock Vested

Stock Options Exercised and Stock Vested

The following table sets forth, for each of the NEOs, the number and value of shares of the Company’s common stock subject to RSUs that vested during fiscal year 2023. No options were exercised by the NEOs during the fiscal year 2023 and none of the NEOs hold any stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Tattersfield	87,613	1,085,525
Joshua Charlesworth	44,475	551,045
Jeremiah Ashukian	—
Matthew Spanjers	44,475	551,045
Raphael Duvivier	63,159	817,812

(1)

With the exception of Mr. Duvivier, the value realized was based on the closing stock price of DNUT stock ($12.39) on September 28, 2023, the business day prior to the vesting date. For Mr. Duvivier, the value realized on 54,265 of his vested shares was based on the closing price of DNUT stock ($13.04) on November 17, 2023, the business day prior to the vesting date. The value realized on the balance of 8,894 was based on the closing stock price of DNUT stock ($12.39) on September 28, 2023, the business day prior to the vesting date.

Employment Agreements

The material terms of the compensation provided to our NEOs pursuant to employment agreements between us and each NEO are described below. See “Potential Payments Upon Termination” below for a description of the estimated payments and benefits that would be provided to our NEOs in connection with a termination of their employment or a change in control of the Company.

In December 2016, we entered into an employment agreement with Mr. Tattersfield, which sets forth the terms and conditions of his employment with the Company. The Company’s employment agreement with Mr. Tattersfield is an at-will agreement and addresses, among other things, Mr. Tattersfield’s salary, annual incentive, long-term incentive eligibility, and benefits, and includes customary restrictive covenants.

On September 25, 2023, we announced that Mr. Tattersfield was stepping down as CEO of the Company effective December 31, 2023, and that Mr. Charlesworth would be promoted to President and CEO, effective January 1, 2024. In connection with these changes, we entered into a transition agreement with Mr. Tattersfield effective December 1, 2023.

Under the transition agreement, Mr. Tattersfield will continue to provide services as i) a non-executive member of the Board (“Director Services”) and ii) Company ambassador and senior advisor to Mr. Charlesworth (“Advisor Services”). In addition, Mr. Tattersfield will continue to provide strategic support to Insomnia Cookie Holdings, LLC. While Mr. Tattersfield provides Director Services, he will be entitled to receive compensation commensurate with other non-employee members of the Board; while Mr. Tattersfield provides Advisory Services, he will be entitled to receive a consulting fee of $50,000 per month.

Outstanding and unvested equity awards held by Mr. Tattersfield will continue to vest while Mr. Tattersfield provides Director or Advisor Services. If both the Direct and Advisor Services are terminated prior to June 30, 2026, for any reason other than due to cause or due to Mr. Tattersfield’s resignation for any reason, vesting of any of his then unvested equity awards that would have vested on or prior to June 30, 2026, will accelerate (provided that performance shares will continue to be subject to the achievement of applicable performance criteria). Additionally, as part of his transition agreement, Mr. Tattersfield was granted an award of 15,699 REUs under the Insomnia EOP, which vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date.

In connection with his January 1, 2024, promotion to President and CEO, we entered into a new employment agreement with Mr. Charlesworth, effective October 12, 2023, which replaced his existing employment agreement dated February 8, 2017. Mr. Charlesworth’s agreement sets forth the terms and conditions of his employment with the

2024 Proxy Statement | 41

FISCAL 2023 COMPENSATION

Employment Agreements

Company. The agreement is an at-will employment agreement and addresses, among other things, Mr. Charlesworth’s base salary, annual incentive, long-term incentive eligibility, and benefits, and includes customary restrictive covenants. Mr. Charlesworth’s agreement also provided for an LTIP grant of 492,142 RSUs that vest 100% on the fifth anniversary of the November 1, 2023, grant date, and an equity award of 3,925 REUs under the Insomnia EOP which vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date.

Under the terms of his new employment agreement, if Mr. Charlesworth’s employment is terminated without cause or if Mr. Charlesworth terminates his employment for good reason, he will be entitled to continued payment of his base salary for 24 months and a lump sum payment equal to the approximate value of eighteen months of subsidized COBRA coverage premiums. Prior to receiving any of the severance benefits, Mr. Charlesworth must execute and not revoke a release of claims in favor of us.

The severance provisions for Messrs. Ashukian, Spanjers, and Duvivier provide that if they are terminated involuntarily, they will receive a lump sum payment equal to 12 months of base salary. Prior to receiving any of the severance benefits, such NEO must execute and not revoke a release of claims in favor of us.

Equity Treatment Upon Termination Scenarios

Under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, unless otherwise determined by the administrator, in the event of an executive’s termination, all outstanding RSUs, Matching RSUs, and NSOs will immediately forfeit on the date of such termination, except as described below.

Double-Trigger Equity Vesting Upon a Change in Control

Under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, unless otherwise determined by the administrator, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless either (1) both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control, or (2) the outstanding RSUs, Marching RSUs or NSOs are not assumed or substituted in connection with the transaction.

Under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan, unless otherwise determined by the compensation committee, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control. In addition, if an award recipient’s (including an executive’s) employment is terminated other than for cause following the execution of an agreement, the consummation of which would constitute a change in control, but prior to (and within 180 days of) the consummation of such transaction, the participant’s outstanding RSUs, Matching RSUs and NSOs awarded under such plan will be treated as if the participant’s employment was terminated by the company without cause immediately following the change in control.

Death or Disability

In the event of an executive’s termination due to death or disability, all outstanding performance shares and RSUs become fully vested and payable, and all NSOs vest in full as of such date and may thereafter be exercised by the executive’s legal representative or legatee, if any. Performance shares will continue to be subject to the achievement of applicable performance criteria.

Retirement

In the event of an executive’s retirement (generally defined as a termination, other than for cause or due to death or disability, after attaining the age of 60 and completing at least five and, in some cases, 10, years of service), unvested performance shares, RSUs and NSOs vest on a pro rata basis. Performance shares will continue to be

42 | Krispy Kreme, Inc.

FISCAL 2023 COMPENSATION

Employment Agreements

subject to the achievement of applicable performance criteria. None of our NEOs were retirement eligible as of December 31, 2023.

Potential Payments Upon Termination

As noted under the “Employment Agreements” and “Equity Treatment Upon Termination Scenarios” sections above, the employment agreements and incentive arrangements for each NEO provide for certain payments and benefits upon their respective separation from the Company. These potential payments are summarized below, except for Mr. Tattersfield. Mr. Tattersfield, who resigned from the Company effective December 31, 2023, became entitled to payments and benefits described above under “Employment Agreements.” The following table sets forth quantitative information with respect to potential payments to each NEO or their beneficiaries upon termination in various circumstances, assuming termination of employment on June 30, 2023. Amounts are estimates only; actual amounts paid will vary depending on the facts and circumstances applicable at the time of each respective termination.

NEO	Payments Upon Termination Without Cause or for Good Reason (no Change in Control)(1)	Value of Stock at Termination Due to Retirement	Value of Stock at Termination Due to Death or Disability(2)	Payments Upon Involuntary Termination Following Change in Control(1)	Value of Stock Upon Involuntary Termination Following Change in Control(3)
Joshua Charlesworth	$1,759,616	—	$14,020,247	$1,759,616	$14,020,247
Jeremiah Ashukian	$1,170,000	—	$3,926,607	$1,170,000	$3,926,607
Matthew Spanjers	$1,080,000	—	$6,403,917	$1,080,000	$6,403,917
Raphael Duvivier	$599,291	—	$2,906,485	$599,291	$2,906,485

(1)

For Mr. Charlesworth, payment includes 24 months of severance based on his base salary as of December 31, 2023, and a lump sum payment of $49,616, equal to the approximate value of eighteen months of subsidized COBRA coverage premiums. For all other NEOs, base salary severance equals one-times annual base salary as of December 31, 2023. Amounts include each NEO’s annual incentive paid at target as of December 31, 2023. In addition to these amounts, additional severance payments may be made for use in paying COBRA insurance premiums.

(2)

Vesting for performance shares, RSUs, and NSOs would be accelerated in full in connection with a termination of employment due to death or disability. Amounts in this column represent the outstanding value of performance shares (at target), RSUs and NSOs as of December 29, 2023. The value of performance shares and RSUs is calculated by multiplying the number of outstanding performance shares and RSUs, respectively, for each NEO by the closing price of our common stock of $15.09 on December 29, 2023. The value of the NSOs is calculated based on the closing price of our common stock of $15.09 on December 29, 2023, less the exercise price for each NEO’s respective NSO grants. Performance shares will continue to be subject to the achievement of applicable performance criteria.

(3)

Vesting for performance shares, RSUs, and NSOs would be accelerated in full in connection with an involuntary termination following a change in control. Amounts in this column represent the outstanding value of performance shares (at target), RSUs, and NSOs as of December 29, 2023. The value of performance shares and RSUs calculated by multiplying the number of outstanding RSUs, respectively, for each NEO by the closing price of our common stock of $15.09 on December 29, 2023. The value of the NSOs is calculated based on the closing price of our common stock of $15.09 on December 29, 2023, less the exercise price for each NEO’s respective NSO grants. Performance shares will continue to be subject to the achievement of applicable performance criteria

2024 Proxy Statement | 43

FISCAL 2023 COMPENSATION

Securities Authorized for Issuance Under Equity Compensation Plans

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2023, about the securities authorized for issuance under the Company’s equity compensation plans, categorized according to whether the equity plan was previously approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (a)		Weighted average exercise price of all outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands) (c)
Equity compensation plans approved by security holders
2021 Omnibus Incentive Plan	4,409	(1)		6,224
2021 Employee Stock Purchase Plan				2,454
Other (2)	5,628	(3)		—
Equity compensation plans not approved by security holders
Insomnia Cookies Holdings, LLC Executive Ownership Plan (4)	65			35

(1)	Consists (in thousands) of 424 securities to be issued upon the exercise of options with an exercise price of $12.45 per share and 3,985 securities to be issued upon the exercise of RSUs.

(2)	Consists of shares held under the Company’s Long Term Incentive Plan and plans held by the Company’s affiliates KKUK, Insomnia, KK Australia, and KK Mexico.

(3)	Consists (in thousands) of 2,569 securities to be issued upon the exercise of options with an exercise price of $14.61 per share and 3,059 securities to be issued upon the exercise of RSUs.

(4)	Consists (in thousands) of REUs, which constitute the right to receive limited liability company units of our indirect subsidiary Insomnia Cookies Holdings, LLC.

44 | Krispy Kreme, Inc.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure regarding the ratio of the annual total compensation of our CEO, Mr. Tattersfield, to that of our median employee. As a multi-national organization, we have employees in several countries. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location, while also linking compensation to Company and individual performance. To provide context for this disclosure, it is important to understand the scope of our operations. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, local pay practices, cost of living, and cost of labor. These factors, along with fluctuations in currency exchange rates, impact our median employee compensation and the resulting pay ratio.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their unique employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported below, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, the pay ratio described below involves a degree of imprecision due to the usage of estimates and assumptions, but is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2023:

•	The median of the annual total compensation of all our employees, other than Mr. Tattersfield was $22,283.
•	Mr. Tattersfield’s annual total compensation, as reported in the Total column of the 2023 Summary Compensation Table, was $10,242,864.
•	Based on this information, the ratio of the annual total compensation of Mr. Tattersfield to the median of the annual total compensation of all employees is estimated to be 460 to 1.

As permitted under SEC rules, to identify our median employee, we utilized annualized base salary, without applying any cost-of living adjustments, for all full- and part-time employees as of December 31, 2023, as a consistently applied compensation measure. For employees paid in a currency other than U.S. dollars, we converted annualized base salary into U.S. dollars. After identifying the median employee, we calculated the annual total compensation for that employee utilizing the same methodology we use for our NEOs, as set forth in the 2023 Summary Compensation Table.

2024 Proxy Statement | 45

PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with company financial performance, refer to the Compensation Discussion and Analysis, above.
The following table provides information showing the relationship during 2023, 2022, and 2021 between (1) executive compensation “actually paid” (as defined by SEC rule and further described below) to (a) each person serving as our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO
named executive officers (also referred to below as other NEOs), on an average basis, and (2) the company’s financial performance. The company’s selected performance measure included in the chart below is Adjusted EBITDA, as described in the “Compensation Discussion and Analysis” section above.
Pay vs. Performance Table

Year	SCT Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Stockholder Return Value of Initial Fixed $100 Investment Based On (4) :		Net Income	Adjusted EBITDA (5)
					Krispy Kreme, Inc.	S&P Consumer Discretionary
2021	$23,637,042	$30,591,622	$5,855,030	$7,525,084	$111.29	$112.01	$(14,843,000)	$187,945,000
2022	$2,138,714	$(10,787,406)	$1,088,418	$(1,929,099)	$60.71	$69.92	$(8,775,000)	$190,729,000
2023	$10,242,864	$18,816,319	$6,147,958	$8,092,637	$88.76	$98.61	$(36,647,000)	$211,624,000
(1)	Michael Tattersfield served as our Principal Executive Officer (PEO) for the entirety of 2023, 2022, and 2021.

(2)	Our non-PEO NEOs included:

a.	2021 - Joshua Charlesworth, Andrew Skehan, Matthew Spanjers, and Catherine Tang.

b.	2022 - Joshua Charlesworth, Andrew Skehan, David Skena, Matthew Spanjers, and Catherine Tang.

c.	2023 - Joshua Charlesworth, Jeremian Ashukian, Matthew Spanjers, and Raphael Duvivier.

(3)
Compensation “actually paid” is calculated in accordance with Item 401(v) of Regulation
S-K.
The table below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table.

(4)
For each year, total stockholder return for the Company and the peer group was calculated in accordance with Item 201
€
 and Item 401(v) of Regulation
S-K.
For purposes of the pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in Part II, Item 5 of our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023, namely, the Standard & Poor’s Consumer Discretionary Sector. The total return to stockholders reflects an initial $100 investment as of our IPO on July 1, 2021, through our fiscal year end date of December 31, 2023.

(5)	For a description of Adjusted EBITDA, see “Compensation Discussion and Analysis - Elements of Compensation.”

46 | Krispy Kreme, Inc.

PAY VS. PERFORMANCE
Compensation Actually Paid Table

Compensation Actually Paid Table

NEO	Year	Summary Compensation Table Total	Deduct Summary Compensation Table Stock and Option Awards	Add FV of Unvested Awards Granted in the FY (1)	Add FV Change of Unvested Awards Granted in PYs	Add Vested Awards Granted in the FY	Add FV Change of Vested Awards Granted in PYs (2)	Subtract FV of Awards Granted in PYs that Failed to Vest in the FY	Add Value of Dividends or Other Earnings on Unvested Awards in the FY	Compensation Actually Paid
PEO	2021	$23,637,042	$16,138,304	$20,034,181	$454,389	—	$2,604,314	—	—	$30,591,622
	2022	$2,138,714	$999,998	$712,214	$(12,598,179)	—	$(40,157)	—	—	$(10,787,406)
	2023	$10,242,864	$7,925,905	$7,972,740	$8,434,562	—	$92,058	—	—	$18,816,319
Other NEOs	2021	$5,855,030	$3,806,755	$4,728,962	$275,769	—	$402,211	—	—	$7,525,084
	2022	$1,088,418	$460,002	$256,398	$(2,612,186)	—	$(201,728)	—	—	$(1,929,099)
	2023	$6,147,958	$4,740,136	$5,345,825	$1,288,998	—	$49,992	—	—	$8,092,637

(1)
The Company’s IPO occurred on July 1, 2021. Stock and option awards were granted to our NEOs, and prior awards were cancelled as part of the IPO. These stock and option awards’ initial valuations were as follows:

a.	Stock awards: $17.00 as of July 1, 2021 (the offering price)

b.	Option awards: $6.10 as of May 1, 2021 (Black-Scholes model)

(2)
Michael Tattersfield had stock awards vest on May 18, 2021 that were granted
in prior years. The Company valued equity awards sem-annually as a private company. Accordingly, the fair value of Mr. Tattersfield’s vested stock awards was $15.31 per share at the end of fiscal year 2020 and May 18, 2021.

Relationship Between Pay and Performance
The following graphs address the relationship between compensation “actually paid
” as disclosed in the Pay vs. Performance Table and the i) Company’s cumulative TSR, ii) peer group cumulative TSR, iii) Company’s Net Income, and iv) Company’s Adjusted EBITDA.

2024 Proxy Statement | 47

PAY VS. PERFORMANCE
Relationship Between Pay and Performance

Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2023 to Company performance. For more information, see “Executive Compensation – Compensation Discussion and Analysis.”

1.	Adjusted EBITDA Growth

2.	Net Revenue Growth

3.	Return on Invested Capital (ROIC)

48 | Krispy Kreme, Inc.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends you vote “FOR” the ratification of Grant Thornton LLP’s appointment as KKI’s independent registered public accounting firm for fiscal 2024.

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the work of KKI’s independent registered public accounting firm. The Audit Committee is recommending ratification of its appointment of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm for fiscal year 2024. Grant Thornton has served as the independent registered public accounting firm of KKI since 2017. The Audit Committee and the Board believe that the continued retention of Grant Thornton to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although stockholder ratification of the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise, the Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment for fiscal year 2024. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2024 if it is determined that such a change would be in the best interests of KKI and its stockholders.

A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

(in thousands)	2023	2022

Audit Fees(1)	$2,220	$2,073

Audit-Related Fees(2)	$55	$57
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$2,255	$2,130

(1)

These amounts represent fees of Grant Thornton for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and debt offerings and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees.

(2)	These amounts primarily represent fees of Grant Thornton for assistance in the U.K. and Australia with analysis of the structure of “rent certificates.”

Under the Audit Committee Charter, the Audit Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm. The policy also provides that the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, provided that the Chair reports any such pre-approval decisions to the full Audit Committee at its next meeting. The Audit Committee approved all audit and non-audit services provided in 2023 and 2022 in accordance with the Audit Committee’s policy and procedures. Additional information may be found in the Report of the Audit and Finance Committee that follows and Audit Committee Charter available on the Company’s website at https://investors.krispykreme.com/corporate-governance.

2024 Proxy Statement | 49

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit and Finance Committee

Report of the Audit and Finance Committee

The members of the Audit and Finance Committee (“Audit Committee”) are Messrs. Deno, Michaels, Pleuhs, and Telfer. Mr. Deno is the Chair of our Audit Committee. The Board has affirmatively determined that Messrs. Deno, Michaels, Pleuhs, and Telfer meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Securities Exchange Act of 1934 and the corporate governance standards of Nasdaq. The Board has also determined that Mr. Deno, the Chair of the Audit Committee is an “audit committee financial expert” within the meaning of the U.S. Securities and Exchange Commission (“SEC”) rules and has financial sophistication in accordance with Nasdaq listing standards.

The Audit Committee Charter sets forth the duties and responsibilities of the Audit Committee. The Audit Committee is primarily responsible for the oversight of the integrity of the Company’s financial reporting process and systems of internal controls (including the integrity of the Company’s financial statements and related disclosures), the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

The Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm for the fiscal year ended December 31, 2023, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of the Company’s internal control over financial reporting and expressing an opinion on its effectiveness. The Audit Committee has reviewed and discussed with Grant Thornton, with and without management present, the financial statement audit, Grant Thornton’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Accounting Standards (“PCAOB”) and the SEC. The Audit Committee has reviewed and received from Grant Thornton the written disclosures and the letter required by the applicable PCAOB requirements regarding the Company’s communications with the Audit Committee concerning independence and discussed with Grant Thornton the firm’s independence from the Company and management.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.

The Audit and Finance Committee

David Deno, Chair

Paul S. Michaels

Gerhard Pleuhs

Philip Telfer

50 | Krispy Kreme, Inc.

OWNERSHIP OF OUR EQUITY SECURITIES

Directors and Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 19, 2024 (the “Record Date”), by:

(i)	each director, director nominee, and the named executive officers, and

(ii)	all directors and current executive officers as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares listed.

The following table accounts for shares of common stock issuable (i) upon the exercise of currently exercisable stock options and stock options that vest within 60 days of the Record Date and (ii) upon the vesting of performance shares or restricted stock units that vest within 60 days of the Record Date.

Name	Amount of Beneficial Ownership of Common Stock	Percentage of Class(1)
DIRECTORS
Olivier Goudet(2)	2,110,495	1.3%
Marissa Andrada	—	—
David Bell	52,957		*
David Deno	71,835		*
Paul Michaels(3)	528,403		*
Gerhard Pleuhs	—	—
Debbie Roberts	4,950		*
Philip Telfer	—	—
Michelle Weese	—	—
NAMED EXECUTIVE OFFICERS
Michael Tattersfield(4)	3,675,734	2.2%
Josh Charlesworth(5)	770,856		*
Jeremiah Ashukian	—	—
Matt Spanjers(6)	664,829		*
Raphael Duvivier(7)	122,905		*
All Executive Officers and Directors as a Group (21 Persons)(8)	9,109,627	5.3%

*	Less than 1% of outstanding shares of Common Stock.

(1)	Percentage is calculated to one decimal place based on 168,730,690 shares of the Company’s outstanding common stock as of the Record Date.

(2)

Includes (i) 2,087,812 shares held by Platin Holding S.à r.l., of which Mr. Goudet exercises sole investment power. The registered address for Platin Holdings is JAB Partners LLP, 14th Floor, 20 Eastbourne Terrace, London W26LG, United Kingdom.

(3)	Consist of 512,053 shares held by Cribb Investments, LLC, of which Mr. Michaels is the Manager.

(4)

Includes (i) 550,051 shares held in trust for the benefit of Mr. Tattersfield’s children and of which the trustee is his spouse, (ii) 295 shares held by Mr. Tattersfield’s daughter, (iii) 745,766 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the Record Date, and (iv) 299,388 shares issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date. Mr. Tattersfield disclaims beneficial ownership of all securities owned by his daughter except to the extent of his pecuniary interest therein.

(5)

Includes (i) 198,876 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the Record Date and (ii) 79,838 shares issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(6)

Includes (i) 198,876 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the Record Date and (ii) 79,838 shares issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(7)	Includes 8,870 shares issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(8)

Includes (i) Javier Rancano Lassala, President U.S.; (ii) Kelly McBride, Chief Accounting Officer; (iii) Sherif Riad, Global Chief Supply Chain Officer (iv) Dave Skena, Chief Marketing Officer; (v) Catherine Tang, Chief Legal Officer, (vi) Angela Yochem, Chief Information Officer; and (vii) Theresa Zandhuis, Chief People Officer.

2024 Proxy Statement | 51

OWNERSHIP OF OUR EQUITY SECURITIES

Beneficial Owners of More than 5% of Our Common Stock

Beneficial Owners of More than 5% of Our Common Stock

The following table provides information about the following entities known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of the Record Date.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percentage of Class
JAB Indulgence B.V.(1) Piet Heinkade 55 Amsterdam, 1019 GM The Netherlands	74,885,435	44.4%
BNP Paribas Financial Markets(2) 20 boulevard de Italiens Paris, France 75009	15,515,553	9.2%
Baron Capital Management, Inc.(3) 767 Fifth Avenue, 49th Floor New York, NY 10153	9,487,867	5.6%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	8,481,418	5.0%

(1)

Based on a Schedule 13D/A filed by JAB Indulgence Holdings B.V., JAB Indulgence B.V., JAB Investments S.à r.l., JAB Holding Company S.à r.l., Joh. A. Benckiser B.V., Agnaten SE, and Lucresca SE with the SEC on November 22, 2023 (the “JAB Indulgence 13D/A”). Pursuant to the JAB Holdings B.V., JAB Indulgence B.V., JAB Investments S.à r.l., JAB Holding Company S.à r.l., Joh. A. Benckiser B.V., Agnaten SE, and Lucresca SE share the power to vote or dispose, or to direct the voting or disposition of, the 74,885,435 shares beneficially owned by JAB Indulgence B.V.

(2)

Based on a Schedule 13G filed by BNP Paribas Financial Markets with the SEC on January 26, 2024 (the “BNP 13G”). Pursuant to the BNP 13G, BNP Paribas Financial Markets has sole voting power of 0 shares, shared voting power of 0 shares, sole dispositive power of 15,512,553 shares, and shares dispositive power of 0 shares.

(3)

Based on a Schedule 13G filed by Baron Capital Group, Inc., Ronald Baron, BAMCO INC., and Baron Capital Management, Inc. with the SEC on February 14, 2024 (the “BAMCO 13G”). Pursuant to the BAMCO 13G, (i) Baron Capital Group, Inc. has sole voting power of 0 shares, shared voting power of 9,337,867 shares, sole dispositive power over 0 shares and shared dispositive power of 9,487,867; (ii) Ronald Baron has sole voting power of 0 shares, shared voting power of 9,337,867 shares, sole dispositive power over 0 shares and shared dispositive power of 9,487,867; (iii) BAMCO Inc. has sole voting power of 0 shares, shared voting power of 7,989,341 shares, sole dispositive power over 0 shares and shared dispositive power of 8,139,341; and (iv) Baron Capital Management, Inc. has sole voting power of 0 shares, shared voting power of 1,348,526 shares, sole dispositive power over 0 shares and shared dispositive power of 1,348,526.

(5)

Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024 (the “Vanguard 13G”). Pursuant to the Vanguard 13G, The Vanguard Group has sole voting power of 0 shares, shared voting power of 88,900 shares, sole dispositive power of 8,305,588 shares, and shared dispositive power of 175,830 shares.

52 | Krispy Kreme, Inc.

OTHER MATTERS

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:  You are receiving this Proxy Statement because you are a record holder or beneficially own shares of KKI common stock that entitle you to vote at the 2024 Annual Meeting of Stockholders. Our Board of Directors is soliciting proxies to ensure that all of our stockholders can vote at the meeting, even if they cannot attend in person.

Q: WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:  At the Annual Meeting, you will be asked to vote on three proposals:

(1) to elect 11 directors to serve until the 2024 Annual Meeting of Stockholders;

(2) to approve the advisory resolution regarding KKI’s executive compensation; and

(3) to ratify the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 29, 2024.

We also will consider any other business that properly comes before the Annual Meeting.

Q: WHEN AND WHERE IS THE ANNUAL MEETING?

A:  The Annual Meeting will be held virtually on June 18, 2024, at 10:00 a.m. Eastern Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Q: HOW DO I ATTEND THE ANNUAL MEETING VIRTUALLY?

A:  We will host the 2024 Annual Meeting virtually via live webcast. Any stockholder can attend the Annual Meeting virtually at www.proxydocs.com/DNUT. The webcast will start at 10:00 a.m. Eastern Time. Stockholders may vote and submit questions while attending the Annual Meeting online. Instructions on how to attend and participate online are posted at www.proxydocs.com/DNUT. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you received a printed copy of the proxy materials, or are a beneficial stockholder, you will need the control number included on your proxy card to be able to attend the Annual Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your shares if you have questions about obtaining your control number.

If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Meeting log-in page.

Q: WHY IS THE ANNUAL MEETING BEING HELD VIRTUALLY?

A:  Our Annual Meeting will be a virtual meeting of stockholders conducted via live webcast. By conducting our Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.

Q: HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:  The Board unanimously recommends that you vote FOR each director nominee in Proposal 1, FOR the advisory resolution regarding KKI’s executive compensation in Proposal 2, and FOR ratification of Grant Thornton’s appointment as the independent auditor in Proposal 3.

2024 Proxy Statement | 53

OTHER MATTERS

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:  The following votes will be required to adopt each proposal:

Proposal 1: A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.

Proposal 2: The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

Proposal 3: The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

For the election of directors, a broker non-vote (as described below) or an abstention will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For the other proposals, a broker non-vote will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For the other proposals, an abstention will be counted as having been voted on the applicable proposal, and therefore will have the effect of a vote against the applicable proposal, assuming a quorum is present.

Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A:  The Board has fixed the close of business on April 19, 2024, as the record date for the Annual Meeting. This means that you are entitled to vote if you were a stockholder of record at the close of business on April 19, 2024.

On that date, we had 168,730,690 shares of common stock, par value $0.01 per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote for each share of our common stock on all matters properly brought before the Annual Meeting.

Q: HOW CAN I VOTE MY SHARES AT THE ANNUAL MEETING?

A:  We encourage you to complete and return a proxy, either online, by telephone or by mail, prior to the Annual Meeting. However, you may also vote at the Annual Meeting by virtually attending the Annual Meeting online at www.proxydocs.com/DNUT and voting your shares electronically online at www.proxypush.com/DNUT or voting your shares via telephone at 1-866-475-0865 at any time before the polls close at the Annual Meeting. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change or revoke your vote.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE VIRTUAL ANNUAL MEETING?

A:  Whether you hold shares directly as the stockholder of record or through a broker, trustee, or other nominee as the beneficial owner, you may direct how your shares are voted by proxy without attending the virtual Annual Meeting. There are three ways to vote by proxy:

•

By Internet — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.

•

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-475-0865 and following the instructions. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Stockholders who are beneficial owners of their shares, but not stockholders of record, living in the United States or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on the voting instruction form provided by their broker, trustee, or nominee. Those stockholders should check the voting instruction form for telephone voting availability.

•

By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

54 | Krispy Kreme, Inc.

OTHER MATTERS

Telephone and Internet voting for stockholders of record will be available 24 hours a day until the polls close during the Annual Meeting. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the Annual Meeting will be processed, but votes received the day of the Annual Meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms and, if no such instructions are indicated thereon, will be voted (i) FOR each director nominee listed in the election proposal, (ii) FOR the approval of the advisory resolution to approve KKI’s executive compensation, and (iii) FOR the ratification of Grant Thornton’s appointment as the Company’s independent auditor.

Q: WHAT IF I WANT TO CHANGE OR REVOKE MY VOTE?

A:  If you are a registered stockholder and have executed a proxy, you may revoke or change your proxy at any time prior to the completion of voting at the Annual Meeting by:

•	giving written notice to our Corporate Secretary revoking your proxy;

•	by submitting a later-dated proxy by telephone or electronically before the polls close during the Annual Meeting;

•	by a later-dated mailed proxy received before the polls close during the Annual Meeting; or

•	by voting online at the Annual Meeting.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in the name of a broker, bank, or other holder of record, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.

Q: HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A:  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock is necessary to constitute a quorum to transact business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner.

Q: WHAT IF I AM A BENEFICIAL OWNER AND I DO NOT GIVE MY NOMINEE VOTING INSTRUCTIONS?

A:  If your shares are held by a broker, trustee or other nominee on your behalf and you do not instruct the broker, trustee, or other nominee as to how to vote these shares on Proposal 1 or Proposal 2, the broker, trustee, or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your broker, trustee, or other nominee so your vote can be counted. With respect to Proposal 3, the broker, trustee, or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction.

Q: HOW IS KKI DISTRIBUTING PROXY MATERIALS?

A:  Under SEC rules, we have elected to make our proxy materials available to the majority of our stockholders over the Internet rather than mailing paper copies of those materials to each stockholder. On or about April 24, 2024, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability containing instructions on how to access the proxy materials via the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials and vote by going to a secure website.

If you received the Notice of Internet Availability by mail and would like to receive paper copies of the proxy materials in the mail on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request. If you would like to receive an electronic copy of the proxy materials by email on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request.

2024 Proxy Statement | 55

OTHER MATTERS

Q: WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS?

A:  You may receive more than one copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you hold your shares through a broker, trustee, or another nominee, rather than owning shares registered directly in your name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive.

Q: WHO WILL PAY FOR THIS SOLICITATION?

A:  We will bear the cost of preparing, assembling, printing, and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the Annual Meeting. We will request brokers, trustees, or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in the name of the broker, trustee or other nominee and will reimburse such brokers, trustees, or other nominees for their reasonable out-of-pocket expenses for such solicitation.

Q: WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:  Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: I LIVE WITH OTHER KKI STOCKHOLDERS. WHY DID WE ONLY RECEIVE ONE COPY OF PROXY MATERIALS?

A:  If you have consented to the delivery of only one set of proxy materials, as applicable, to multiple KKI stockholders who share your address, then only one set of proxy materials will be delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will promptly deliver, upon oral or written request, a separate set of proxy materials to any stockholder at your address. If, now or in the future, you wish to receive a separate set of proxy materials, as applicable, you may contact in writing Broadridge Financial Solutions, Inc. Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or call 1-866-540-7095. We will promptly deliver a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered, if requested. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank, or other nominee. Stockholders sharing an address who now receive multiple sets of proxy materials may request delivery of a single copy by calling Donnelley Financial Solutions at the above number or writing to Donnelley Financial Solutions at the above address.

Q: HOW DO I PRESENT A PROPOSAL OR NOMINATE A CANDIDATE FOR THE BOARD OF DIRECTORS FOR THE 2025 ANNUAL MEETING?

A:  For a stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2025, the proposal must be received by us by December 25, 2024. Proposals for consideration for inclusion in our proxy statement must be sent to our principal executive offices, 2116 Hawkins Street, Charlotte, NC 28203, Attention: Corporate Secretary.

Under our By-Laws, if a stockholder wishes to present other business or nominate a director candidate at the 2025 annual meeting, we must receive proper written notice at our principal executive offices of any such business or nomination not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders for such notice to be timely. However, in the event that the date of the annual

56 | Krispy Kreme, Inc.

OTHER MATTERS

meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date, the notice must be delivered not earlier than the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Assuming the 2025 annual meeting of stockholders is held not more than 30 days before or 60 days after the anniversary of this Annual Meeting, a proposal for the 2025 annual meeting of stockholders, not included by or at the direction of the Board, must be received no earlier than February 18, 2025, and before the close of business on March 20, 2025. Stockholder proposals must be sent to our principal executive offices, 2116 Hawkins Street, Charlotte, NC 28203, Attention: Corporate Secretary. To be in proper written form, a stockholder’s notice to the Company of a director nomination must include the information set forth in Section 2.06 or 2.07, as applicable, of our By-Laws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of our By-Laws, such matters will not be considered at the annual meeting.

2024 Proxy Statement | 57

APPENDIX A — NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA by segments, organic revenue growth and Net Leverage Ratio, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. To facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.

To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of net loss to Adjusted EBITDA for the periods presented:

Krispy Kreme, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited and in thousands, except per share amounts)

	Fiscal Years Ended
(in thousands)	31-Dec-23	1-Jan-23	2-Jan-22
Net loss	$-36,647	$-8,775	$-14,843
Interest expense, net	50,341	34,102	32,622
Interest expense — related party(1)	—	—	10,387
Income tax (benefit)/expense	-4,347	612	10,745
Depreciation and amortization expense	125,894	110,261	101,608
Share-based compensation	24,196	18,170	22,923
Employer payroll taxes related to share-based compensation	395	312	2,044
Other non-operating expense, net(2)	3,798	3,036	2,191
Strategic initiatives(3)	29,057	2,841	—
Acquisition and integration expenses(4)	511	2,333	5,255
New market penetration expenses(5)	1,380	1,511	—
Shop closure expenses(6)	17,335	19,465	2,766
Restructuring and severance expenses(7)	5,050	7,125	1,733
IPO-related expenses(8)	—	—	14,534
Gain on sale-leaseback	-9,646	-6,549	-8,673
Other(9)	4,307	6,285	4,653
Adjusted EBITDA	$211,624	$190,729	$187,945

(1)	Consists of interest expense related to the Related Party Notes which were paid off in full during the second quarter of fiscal 2021.

(2)	Primarily foreign translation gains and losses in each period.

(3)

Fiscal 2023 consists primarily of costs associated with global transformation and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs (approximately $17.9 million of the total). Fiscal 2022 consists mainly of equipment disposals, equipment relocation and installation, consulting and advisory fees, and other costs associated with our shift of Branded Sweet Treats manufacturing capability from Burlington, Iowa to Winston-Salem, North Carolina.

58 | Krispy Kreme, Inc.

(4)

Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.

(5)	Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including the Insomnia Cookies brand entering Canada and the U.K.

(6)

Fiscal 2023 includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment, primarily associated with strategic shop exits, primarily in the U.S. (approximately $16.0 million of the total). Fiscal 2022 includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment, primarily associated with strategic shop exits. Fiscal 2022 expenses are also inclusive of accelerated depreciation related to replacing a point of sale system.

(7)

Fiscal 2023 and fiscal 2022 consist primarily of costs associated with restructuring of the global executive team. Fiscal 2021 consists of severance and related benefits costs associated with the Company’s realignment of the Company Shop organizational structure to better support the DFD and Branded Sweet Treats businesses.

(8)	Includes consulting and advisory fees incurred in connection with preparation for and execution of the Company’s IPO.

(9)

Fiscal 2023, fiscal 2022, and fiscal 2021 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business on matters described in Note 15, Commitments and Contingencies, to the Company’s audited Consolidated Financial Statements, including the net settlement of approximately $3.3 million negotiated with TSW Foods, LLC in fiscal 2022.

The following table presents a breakdown of Adjusted EBITDA by segment for the periods indicated.

	Quarter Ended		Fiscal Years Ended
(in thousands)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Segment Adjusted EBITDA:
U.S.	$42,101	$35,269	$130,979	$112,283
International	22,067	20,479	76,503	75,512
Market Development	16,924	13,979	62,995	50,621
Corporate	(16,951)	(13,808)	(58,853)	(47,687)
Total Adjusted EBITDA	$64,141	$55,919	$211,624	$190,729

The following table presents a breakdown of total net revenue and organic revenue growth by segment for the periods indicated.

(in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fiscal 2023 (52 weeks)	$1,104,944	$401,801	$179,359	$1,686,104
Total net revenues in fiscal 2022 (52 weeks)	1,010,250	365,916	153,732	1,529,898
Total Net Revenue Growth	94,694	35,885	25,627	156,206
Total Net Revenue Growth %	9.4%	9.8%	16.7%	10.2%
Less: Impact of shop optimization program closures	(11,367)	—	—	(11,367)
Less: Impact of Branded Sweet Treats exit	(24,577)	—	—	(24,577)
Adjusted net revenues in fiscal 2022	974,306	365,916	153,732	1,493,954
Adjusted Net Revenue Growth	130,638	35,885	25,627	192,150
Impact of acquisitions	(7,678)	—	2,227	(5,451)
Impact of foreign currency translation	—	(10,351)	5,312	(5,039)
Organic Revenue Growth	$122,960	$25,534	$33,166	$181,660
Organic Revenue Growth %	12.6%	7.0%	21.6%	12.2%

2024 Proxy Statement | 59

The following table reconciles long-term debt to our Net Leverage Ratio (or “Leverage”).

	As of
	December 31, 2023 (unaudited)	January 1, 2023
Current portion of long-term debt	$54,631	$40,034
Long-term debt, less current portion	836,615	739,052
Total long-term debt, including debt issuance costs	891,246	779,086
Add back: Debt issuance costs	4,371	2,247
Total long-term debt, excluding debt issuance costs	895,617	781,333
Less: Cash and cash equivalents	(38,185)	(35,371)
Net debt	$857,432	$745,962
Adjusted EBITDA — trailing four quarters	211,624	190,729
Net leverage ratio	4.1x	3.9x

60 | Krispy Kreme, Inc.

**KRISPY KREME, 2116 HAWKINS STREET,
CHARLOTTE, NC 28203 USA**

HOT
SANTIAGO
CHILE
NOW
Krispy Kreme
DOUGHNUTS
DELIVERED fresh DAILY
WELCOME to
Krispy Kreme
LONDON

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Krispy Kreme, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 19, 2024 Tuesday, June 18, 2024 10:00 AM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/DNUT for more details Internet: www.proxypush.com/DNUT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-475-0865 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time, June 18, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeremiah Ashukian, Chief Financial Officer, and Rebecca Morley, Senior Corporate Counsel and Assistant Corporate Secretary (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Krispy Kreme, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Krispy Kreme, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect 11 directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified,				
		FOR	AGAINST	ABSTAIN	
	1.01 Joshua Charlesworth	☐	☐	☐	FOR
	1.02 Olivier Goudet	☐	☐	☐	FOR
	1.03 Marissa Andrada	☐	☐	☐	FOR
	1.04 David Bell	☐	☐	☐	FOR
	1.05 Patricia Capel	☐	☐	☐	FOR
	1.06 David Deno	☐	☐	☐	FOR
	1.07 Paul Michaels	☐	☐	☐	FOR
	1.08 Gerhard Pleuhs	☐	☐	☐	FOR
	1.09 Debbie Roberts	☐	☐	☐	FOR
	1.10 Philip Telfer	☐	☐	☐	FOR
	1.11 Michelle Weese	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve an advisory resolution regarding KKI's executive compensation,	☐	☐	☐	FOR
3.	To ratify the appointment of Grant Thornton LLP as KKI's independent registered public accounting firm for fiscal year 2024; and	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof				

Krispy Kreme, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To elect 11 directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified, 1.01 Joshua Charlesworth 1.02 Ollvier Goudet 1.03 Marissa Andrada 1.04 David Bell 1.05 Patricia Capel 1.06 David Deno 1.07 Paul Michaels 1.08 Gerhard Pleuhs 1.09 Debbie Roberts 1.10 Philip Telfer 1.11 Michelle Weese FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 2. To approve an advisory resolution regarding KKI’s executive compensation, 3. To ratify the appointment of Grant Thornton LLP as KKI’s independent registered public accounting firm for fiscal year 2024; and 4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof FOR AGAINST ABSTAIN You must register to attend the meeting online and/or participate at www.proxydocs.com/DNUT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date